SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [     ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Exchange Act Rule 14a-12

LML PAYMENT SYSTEMS INC.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee if offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

LML PAYMENT SYSTEMS INC.
Suite 1680 - 1140 West Pender Street
Vancouver, British Columbia V6E 4G1

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 6, 2009

TO THE HOLDERS OF COMMON SHARES OF LML PAYMENT SYSTEMS INC.

The annual and special meeting of the shareholders of LML Payment Systems Inc. will be held at the offices of Clark Wilson LLP, Suite 800, 885 West Georgia Street, Vancouver, British Columbia, on August 6, 2009, at 10:00 a.m. local time, for the purposes of:

1.	electing four (4) members of our board of directors;

2.
to consider and, if thought fit, to approve an ordinary resolution to adopt a 2009 Stock Incentive Plan for the Corporation pursuant to which the Corporation can grant to its eligible employees, officers, directors and consultants stock options and other stock-based awards to purchase or receive up to 6,000,000 common shares in the capital of the Corporation on the terms and conditions as described in the accompanying proxy statement;

3.	ratification of the appointment of Grant Thornton LLP as our independent auditors; and

4.	transacting any other business that may properly come before the meeting or any adjournment or adjournments thereof.

The record date for our annual and special meeting is June 30, 2009.  Only shareholders of record at the close of business on June 30, 2009 are entitled to notice of, and to vote at, our annual and special meeting, and any adjournment or postponement of our annual and special meeting.

A copy of our Annual Report to Shareholders for our fiscal year ended March 31, 2009 accompanies this notice.

Important Notice Regarding the Availability of Proxy Materials for the Annual and Special Meeting of Shareholders to be Held on August 6, 2009:  This Notice and Proxy Statement and the Corporation’s 2009 Annual Report are available electronically at https://materials.proxyvote.com/50208p.

Our board of directors hopes that you will find it convenient to attend our annual and special meeting in person, but whether or not you attend, please mark, sign, date and return the enclosed Form of Proxy immediately to ensure that your common shares are represented at our annual and special meeting.  Returning your proxy does not deprive you of the right to attend our annual and special meeting and vote your common shares in person.

PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

By Order of the Board of Directors:
Patrick H. Gaines
Chief Executive Officer
Dated: July 6, 2009

PROXY STATEMENT

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF LML PAYMENT SYSTEMS INC.
August 6, 2009

LML Payment Systems Inc.
Suite 1680 - 1140 West Pender Street
Vancouver, British Columbia V6E 4G1

The accompanying Form of Proxy is solicited on behalf of the board of directors of LML Payment Systems Inc. to be used at our annual and special meeting to be held at at the offices of Clark Wilson LLP, Suite 800, 885 West Georgia Street, Vancouver, British Columbia, on August 6, 2009, at 10:00 a.m. local time.  This Proxy Statement, accompanying Form of Proxy, Notice of Meeting and Annual Report to Shareholders on Form 10-K for the fiscal year ended March 31, 2009 are first being mailed to shareholders on or about July 6, 2009.

We will bear the expense of this solicitation.  Certain of our directors, officers and employees may solicit the return of proxies by mail, telephone, facsimile or other similar means without additional compensation.  Requests will also be made of brokerage houses and custodians, nominees or fiduciaries to forward proxy material at our expense to the beneficial owners of stock held of record by such persons.  Our transfer agent, Computershare Investor Services Inc. (“Computershare”), has agreed to assist us in the tabulation of proxies and the counting of votes at our annual and special meeting.

All of a shareholder's common shares registered in the same name will be represented by one proxy.

WHO CAN VOTE

Only shareholders of record as of the close of business on June 30, 2009 are entitled to receive notice of, attend and vote at our annual and special meeting.  As of June 15, 2009, there were 27,116,408 common shares in the capital of our corporation issued and outstanding owned by approximately 389 shareholders of record.  We have no other voting securities outstanding.  Each shareholder of record on June 30, 2009 is entitled to one vote for each common share held.

HOW YOU CAN VOTE

Common shares cannot be voted at our annual and special meeting unless the holder of record is present in person or represented by proxy.  A shareholder has the right to attend our annual and special meeting at the time and place set forth in the Notice of Annual and Special Meeting and to vote their shares directly at the meeting.  In the alternative, a shareholder may appoint a person to represent such shareholder at our annual and special meeting by completing the enclosed Form of Proxy, which authorizes a person other than the holder of record to vote on behalf of the shareholder, and returning it to our transfer agent, Computershare Investor Services Inc., 6th Floor, 530 - 8th Avenue, S.W., Calgary, Alberta T2P 3S8 (facsimile (403) 267-6529) in the enclosed envelope.  All shareholders are urged to mark, sign, date and promptly return the enclosed Form of Proxy by mail in the enclosed envelope, or by telephone or electronically via the Internet, after reviewing the information contained in this proxy statement. Valid proxies will be voted at our annual and special meeting and at any postponements or adjournments thereof as you direct in the proxy, provided that such proxies are received by Computershare no later than 10:00 am Pacific Time on August 5, 2009 or at least 24 hours prior to any adjournment of the annual and special meeting, or deposited with the Chair of the annual and special meeting on the day of the annual and special meeting or any adjournment thereof prior to the time of voting.

The common shares represented by the proxy will be voted, or withheld from voting, as directed in the proxy.  If no direction is given and the proxy is validly executed, the proxy will be voted FOR the election of the nominees for our board of directors set forth in this proxy statement; FOR the approval of an ordinary resolution to adopt a 2009 Stock Incentive Plan for the Corporation as described in this proxy statement; and FOR the ratification of the appointment of our independent auditors, Grant Thornton LLP.   If any other matters properly come before our annual and special meeting, the persons authorized under the proxies will vote upon such other matters in accordance with their best judgment, pursuant to the discretionary authority conferred by the proxy.

ADVICE TO BENEFICIAL HOLDERS OF COMMON SHARES

THE INFORMATION SET FORTH IN THIS SECTION IS OF SIGNIFICANT IMPORTANCE TO MANY SHAREHOLDERS OF OUR CORPORATION AS A SUBSTANTIAL NUMBER OF SHAREHOLDERS DO NOT HOLD SHARES IN THEIR OWN NAME.

Shareholders who do not hold their shares in their own name (referred to in this proxy statement as “beneficial shareholders”) should note that only proxies deposited by shareholders whose names appear on the records of our corporation as the registered holders of common shares can be recognized and acted upon at our annual and special meeting.  If common shares are listed in an account statement provided to a shareholder by a broker, then in almost all cases, those common shares will not be registered in the shareholder's name on the records of our corporation.  Such common shares will more likely be registered under the name of the shareholder's broker or an agent of that broker.  In the United States, the vast majority of such shares are registered under the name of Cede & Co. as nominee for The Depositary Trust Company (which acts as depositary for many U.S. brokerage firms and custodian banks), and in Canada, under the name of CDS & Co. (the registration name for The Canadian Depository for Securities Limited, which acts as nominee for many Canadian brokerage firms).  Beneficial shareholders should ensure that instructions respecting the voting of their common shares are communicated to the appropriate person.

Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from beneficial shareholders in advance of shareholders' meetings.  Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by beneficial shareholders in order to ensure that their common shares are voted at our annual and special meeting.  The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge U.S.”) in the United States and Broadridge Investor Communications Solutions, Canada (“Broadridge Canada”) in Canada.  Broadridge U.S. and Broadridge Canada typically apply a special sticker to proxy forms, mail those forms to the beneficial shareholders and ask beneficial shareholders to return the proxy forms to Broadridge U.S. for the United States and Broadridge Canada for Canada.  Broadridge U.S. and Broadridge Canada then tabulate the results of all instructions received and provide appropriate instructions respecting the voting of shares to be represented at our annual and special meeting.  A beneficial shareholder receiving a Broadridge U.S. proxy or a Broadridge Canada proxy cannot use that proxy to vote common shares directly at our annual and special meeting - the proxy must be returned to Broadridge U.S. or Broadridge Canada, as the case may be, well in advance of our annual and special meeting in order to have the common shares voted.

Although a beneficial shareholder may not be recognized directly at our annual and special meeting for the purposes of voting common shares registered in the name of his broker (or agent of the broker), a beneficial shareholder may attend our annual and special meeting as proxyholder for the registered shareholder and vote the common shares in that capacity.  Beneficial shareholders who wish to attend our annual and special meeting and indirectly vote their common shares as proxyholder for the registered shareholder should enter their own names in the blank space on the instrument of proxy provided to them and return the same to their broker (or the broker's agent) in accordance with the instructions provided by such broker (or agent), well in advance of our annual and special meeting.

Alternatively, a beneficial shareholder may request in writing that his or her broker send to the beneficial shareholder a legal proxy which would enable the beneficial shareholder to attend our annual and special meeting and vote his or her common shares.

QUORUM

A quorum of shareholders is necessary to take action at our annual and special meeting.  A minimum of one person present in person or represented by proxy and holding at least 33 1/3 percent of the outstanding common shares as at June 30, 2009 will constitute a quorum for the transaction of business at our annual and special meeting.  However, if a quorum is not present, the shareholders present at our annual and special meeting have the power to adjourn the meeting until a quorum is present.  At any such adjourned meeting at which a quorum is present or represented by proxy, any business may be transacted that might have been transacted at the original meeting.  Broker non-votes occur when a nominee holding common shares for a beneficial owner of those common shares has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise discretionary authority with respect thereto.  Broker non-votes and abstentions will be included in the determination of the number of common shares present at our annual and special meeting for quorum purposes but will not be counted as votes cast on any matter presented at our annual and special meeting.

YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO MARK, DATE, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND OUR ANNUAL AND SPECIAL MEETING.  IF YOU PLAN TO ATTEND OUR ANNUAL AND SPECIAL MEETING TO VOTE IN PERSON AND YOUR SHARES ARE REGISTERED WITH OUR TRANSFER AGENT (COMPUTERSHARE INVESTOR SERVICES INC.) IN THE NAME OF A BROKER OR BANK, YOU MUST SECURE A PROXY FROM THE BROKER OR BANK ASSIGNING VOTING RIGHTS TO YOU FOR YOUR COMMON SHARES.

REVOCATION OF PROXIES

You may revoke your proxy at any time prior to the start of our annual and special meeting in three ways:

1.	by delivering a written notice of revocation to the Corporate Secretary of our corporation;

2.	by submitting a duly executed proxy bearing a later date; or

3.	by attending our annual and special meeting and expressing the desire to vote your common shares in person (attendance at our annual and special meeting will not in and of itself revoke a proxy).

CURRENCY

Except where otherwise indicated, all dollar ($) amounts referred to in this proxy statement are expressed in U.S. dollars.

PROPOSAL ONE - ELECTION OF DIRECTORS

Our Restated Articles of Incorporation provide that the number of directors shall be determined by resolution of our board of directors and set out in the notice calling the annual and special meeting of shareholders provided that the number of directors may be not less than three (3) or more than fifteen (15).  The number of our directors has been set at four (4). All of our current directors are standing for re-election at our annual and special meeting.  Each director who is elected will serve until an annual meeting is held for the fiscal period ending March 31, 2010, until his or her successor has been elected and qualified, or until the director's earlier death, resignation or removal. Each nominee has consented to being named in this proxy statement and to serve if elected.  We have no reason to believe that any of the nominees will be unable to serve if elected, but if any of them should become unable to serve as a director, and if our board of directors designates a substitute nominee, the persons named in the accompanying Form of Proxy will vote for the substitute nominee designated by our board of directors, unless a contrary instruction is given in the Form of Proxy.

Directors are elected by a plurality of votes cast in person or by proxy at our annual and special meeting.  Votes may be cast in favor or withheld.  Votes that are withheld will be excluded entirely from the vote and will have no effect.  Votes that are withheld for a particular nominee will be excluded from the vote for that nominee only.

NOMINEES

The persons nominated to be directors are listed below.  All of the nominees are currently directors.  The following information as of June 15, 2009, which has been provided by the individuals named, is submitted concerning the nominees named for election as directors:

Name	Age	Position with the Corporation	Date Position First Held

Patrick H. Gaines	50	Chief Executive Officer and Director	1990 - Director; February 9, 2000 – CEO

Greg A. MacRae	55	Director	February 12, 1998

David C. Cooke	63	Director	May 20, 2009

Jacqueline Pace	65	Director	November 27, 2000

Patrick H. Gaines

Patrick H. Gaines has been the Corporation’s Chief Executive Officer since February 9, 2000 and a member of the Corporation’s board of directors since 1990.  Mr. Gaines was President of LML Payment Systems Inc. from March 31, 1992 until February 4, 2009 (at which time Mr. Gaines relinquished that position in connection with the promotion of Craig Thomson to President of the Corporation).  Mr. Gaines is also the Chairman and a director of the Corporation’s subsidiary Beanstream Internet Commerce Inc., and is the President and Director of the following subsidiaries of the Corporation: LML Corp., Legacy Promotions Inc., LHTW Properties, Inc., LML Patent Corp., LML Payment Systems Corp and Beanstream Internet Commerce Corp.  In addition to his position as President of LML Corp., LML Patent Corp., LML Payment Systems Corp. and Beanstream Internet Commerce Corp., he is also the Chief Executive Officer of each of those subsidiaries.  Mr. Gaines is married to Carolyn L. Gaines, our Corporate Secretary.

Greg A. MacRae

Greg A. MacRae has served as the President of CSI Capital Solutions Inc., a business administrative services company, since September 1996.  Mr. MacRae has been a director of North Group Limited since July, 2002, Starfire Minerals Inc. since April, 2005 and Shoreham Resources Ltd. since October 2007.  Prior to his position with CSI Capital Solutions Inc., between February 1985 and September 1996, Mr. MacRae was the Senior Account Manager of the Corporate Services Department at Montreal Trust Company of Canada (now Computershare Investor Services Inc.).

Jacqueline Pace

Since January 2000, Jacqueline Pace has been self-employed as an attorney.  Prior to that, between November 1998 and January 2000, Ms. Pace was employed as an attorney by Baker & Hostetler, and from November 1991 to November 1998, she was employed as an attorney by Pillsbury Madison & Sutro.  Ms. Pace holds a Juris Doctor degree from Emory University School of Law and a Bachelor of Arts degree from The American University.

David C. Cooke

Mr. Cooke was appointed as a director by the board of directors on May 20, 2009 to fill the vacancy resulting from the demise of the late L. William Seidman, who had been serving as a director of the Corporation since October 13, 1999.  Mr. Cooke spent over 15 years with the Federal Deposit Insurance Corporation (“FDIC”), including serving as the sole Deputy to Mr. Seidman when Mr. Seidman served as the FDIC Chairman.  After leaving the FDIC, Mr. Cooke served as Executive Director of the Resolution Trust Corporation from 1989 to 1992 and then spent 11 years as a senior level consultant in the private sector before returning to the FDIC in 2003 to serve as its Chief Learning Officer in charge of its new Corporate University until his retirement from the FDIC in 2006. Currently, Mr. Cooke is self-employed as an independent consultant in the financial services sector.  He is a Certified Public Accountant and a Chartered Financial Analyst, who brings extensive financial industry experience to LML through his roles in both the public and private sectors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THE NOMINEES SET FORTH IN PROPOSAL ONE.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

L. William Seidman, Greg A. MacRae, Patrick H. Gaines and Jacqueline Pace served on our board of directors during the fiscal year ended March 31, 2009.  Mr. Seidman continued to serve as a director until his death on May 13, 2009.  The Corporation wishes to express its condolences to Mr. Seidman’s family and its deep appreciation for Mr. Seidman’s service to the Corporation.  On May 20, 2009, David C. Cooke was appointed to the board of directors and to the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee of the board, to fill the vacancy resulting from Mr. Seidman’s death.

During the fiscal year ended March 31, 2009, our board of directors held five (5) meetings and acted two (2) times by written consent.  With the exception of one meeting which one of our directors was unable to attend, the meetings were attended by all of our directors either in person or by teleconference.  Messrs. MacRae and Cooke and Ms. Pace are independent directors within the meaning of the listing standards of the NASDAQ Stock Market.  Mr. Seidman was an independent director within the meaning of the listing standards of the NASDAQ Stock Market. Our independent directors meet regularly following most directors’ meetings.

For the fiscal year ended March 31, 2009, the board of directors had four (4) standing committees:  the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Stock Option Plan Administration Committee.

From time to time the board of directors has also established special committees of the board of directors whose purposes are to provide oversight regarding various corporate transactions or initiatives, as the case may be.

During the fiscal year ended March 31, 2009, each incumbent director attended at least 75% of the total number of meetings of the board of directors and of all committees of the board on which such person served that were held during the period in which such person served as a director.

Audit Committee

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, and Section 173 of the Business Corporations Act (Yukon).

           During the fiscal year ended March 31, 2009, the members of the Audit Committee included Greg A. MacRae (Chair), L. William Seidman and Jacqueline Pace.  During the fiscal year ended March 31, 2009, the Audit Committee met five (5) times. With the exception of one meeting which one of the Audit Committee members was unable to attend, the meetings were attended by all of our Audit Committee members either in person or by teleconference.

The function of the Audit Committee is set out in its written charter, and includes reviewing and approving the scope of audit procedures employed by our independent auditors, approving in advance all audit and permitted non-audit services performed by the independent auditors and the scope and cost of their annual audit, reviewing the independent auditors' opinions on the adequacy of internal controls and quality of financial reporting, and reviewing our accounting and reporting principles, policies and practices, as well as its accounting, financial and operating controls. The Audit Committee also reports to our board of directors with respect to such matters and approves the selection of independent auditors.

           The board of directors has determined that each member of the Audit Committee is financially literate, that the Audit Committee has at least one member who is an "audit committee financial expert", as defined by the Securities and Exchange Commission, and that L. William Seidman was the “audit committee financial expert” during the fiscal year ended March 31, 2009.   Following his appointment to the Audit Committee, the board of directors determined that David C. Cooke is the person serving on the Audit Committee who meets the qualifications of an "audit committee financial expert".

           The board of directors has determined that all of the members of the Audit Committee are independent within the meaning of the listing standards of The NASDAQ Stock Market.

Compensation Committee

We have a separately designated standing Compensation Committee.  During the fiscal year ended March 31, 2009, the members of the Compensation Committee included Jacqueline Pace (Chair), Greg A. MacRae, and L. William Seidman.  Our Compensation Committee met two (2) times and acted one (1) time by written consent during the fiscal year ended March 31, 2009.   With the exception of one meeting which one of our Compensation Committee members was unable to attend, the meetings were attended by all of our Compensation Committee members either in person or by teleconference.

           The Compensation Committee's duties are set out in its written charter and include developing policies that are designed to offer competitive compensation opportunities for our executive officers that are based on personal performance, individual initiative and achievement, as well as assisting in attracting and retaining qualified executives. The Compensation Committee also endorses the position that stock ownership by management and stock-based compensation arrangements are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value.

           The board of directors has determined that all of the members of the Compensation Committee are independent within the meaning of the listing standards of The NASDAQ Stock Market.

Nominating and Corporate Governance Committee

           We have a separately designated standing Nominating and Corporate Governance Committee.  During the fiscal year ended March 31, 2009, the members of our Nominating and Corporate Governance Committee included L. William Seidman (Chair), Greg A. MacRae and Jacqueline Pace.  The board of directors appointed Greg A. MacRae as the Chair of the Nominating and Corporate Governance Committee on May 15, 2009, following Mr. Seidman’s death.  The Nominating and Corporate Governance Committee met one (1) time during the fiscal year ended March 31, 2009.   With the exception of one meeting which one of our Nominating and Corporate Governance Committee members was unable to attend, the meetings were attended by all of our Nominating and Corporate Governance Committee members either in person or by teleconference.

  Our Nominating and Corporate Governance Committee's duties are set out in its written charter which sets forth its primary responsibilities of developing criteria for evaluating and selecting new directors to serve on our board of directors, recommending nominees for election as directors to our board of directors, the evaluation of the qualifications and independence of directors and members of the various committees of our board of directors and the development and recommendation to our board of directors of corporate governance principles applicable to our corporation.

The Nominating and Corporate Governance Committee will seek highly qualified, independent candidates who combine a broad spectrum of experience and expertise with a reputation for integrity.  Candidates should have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated.  The Nominating and Corporate Governance Committee will consider candidates recommended by our directors, members of management and shareholders.

The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders if such proposed nominations are submitted to our corporation in writing by shareholders no later than 120 days before the first anniversary of the date of the proxy statement sent to shareholders in connection with the previous year’s annual meeting.  The Nominating and Corporate Governance Committee believes this deadline is reasonable, and in the best interests of the corporation and our shareholders, because it ensures that the Nominating and Corporate Governance Committee has sufficient time to properly evaluate all proposed candidates.  Shareholder recommendations may be submitted to the Corporate Secretary of the corporation at 1140 West Pender Street, Suite 1680, Vancouver, British Columbia, Canada, V6E 4G1, and they will be forwarded to the Nominating and Corporate Governance Committee members for their consideration. Any such recommendation should include the following information:

a)	the number of shares of our corporation held by the shareholder making the recommendation;

b)	the name and address of the candidate;

c)
a brief biographical description of the candidate, including his or her occupation for at least the last five years, and a statement of the candidate’s qualifications, taking into account the qualification requirements set forth above;

d)
information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be considered independent within the meaning of the listing standards of The NASDAQ Stock Market; and

e)	the candidate's signed consent to serve as a director if elected and to be named in the proxy statement.

Once we receive the recommendation, we may request additional information from the candidate about the candidate's independence, qualifications and other information that would assist the Nominating and Corporate Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our corporation’s proxy statement, if nominated. Candidates must complete and return the questionnaire within the timeframe provided to be considered for nomination by the Nominating and Corporate Governance Committee.   Candidates recommended by shareholders that comply with these procedures will receive the same consideration that candidates recommended by the Nominating and Corporate Governance Committee and management receive.

The board of directors has determined that all of the members of the Nominating and Corporate Governance Committee are independent within the meaning of the listing standards of The NASDAQ Stock Market.

Stock Option Plan Administration Committee

We have a separately designated standing Stock Option Plan Administration Committee. During the fiscal year ended March 31, 2009, the members of our Stock Option Plan Administration Committee included Patrick H. Gaines (Chair), Jacqueline Pace and Greg A. MacRae.  During the fiscal year ended March 31, 2009, our Stock Option Plan Administration Committee acted one (1) time by written consent.  The function of the Stock Option Plan Administration Committee is to oversee our 1996 Stock Option Plan, our 1998 Stock Incentive Plan and our 2009 Stock Incentive Plan.  The Stock Option Plan Administration Committee has sole discretion as to the interpretation and construction of any provision of the 1996 Stock Option Plan, the 1998 Stock Incentive Plan, and the 2009 Stock Incentive Plan and the determination of the terms and conditions with respect to any grant made pursuant to the 1996 Stock Option Plan, the 1998 Stock Incentive Plan, and the 2009 Stock Incentive Plan.

Other Committees

From time to time the board of directors has established special committees of the board of directors whose purposes are to provide oversight regarding various corporate transactions or initiatives, as the case may be.

Corporate Governance and Ethics Information

The charters of our Audit, Compensation, and Nominating and Corporate Governance Committees can be viewed on our website at the following address:  http://www.lmlpayment.com/html/governance.html. We have adopted a Code of Ethics applicable to our principal executive officer, principal financial officer, controller and others performing similar functions.  Our Code of Ethics also applies to all of our other employees and to our directors.  Our Code of Ethics is available on our website located at www.lmlpayment.com under the heading “Investor Relations; Corporate Governance”.  We intend to satisfy any disclosure requirements pursuant to Item 5.05 of Form 8-K regarding any amendment to, or a waiver from, certain provisions of our Code of Ethics by posting such information on our website (unless we are otherwise required to file a Form 8-K under the rules and regulations of The NASDAQ Stock Market).

REPORT OF THE AUDIT COMMITTEE

The Securities and Exchange Commission rules now require our corporation to include in our proxy statement a report from the Audit Committee of our board of directors.  The following report concerns the Audit Committee's activities regarding oversight of our corporation's financial reporting and auditing process.  For the fiscal year ended March 31, 2009, the Audit Committee has:

(1)	reviewed and discussed with our corporation's management our audited consolidated financial statements;

(2)	discussed with the independent accountants the matters described by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

(3)
received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountants the independent accountant’s independence; and

(4)
recommended to our board of directors that the audited financial statements be included in our corporation's Annual Report on Form 10-K for the period ended March 31, 2009, based on the review and discussions referred to above.

AUDIT COMMITTEE

Greg A. MacRae
David C. Cooke
Jacqueline Pace

DIRECTOR COMMUNICATIONS

Shareholders may contact any of our directors, including any committee of the board of directors or the entire board of directors, by writing to “The Board of Directors of LML Payment Systems Inc.”, c/o LML Payment Systems Inc., Suite 1680-1140 West Pender Street, Vancouver, British Columbia, Canada, V6E 4G1.

AUDIT COMMITTEE COMMUNICATIONS

Shareholders may contact the Chair of the Audit Committee, Mr. MacRae, regarding any complaints or concerns related to the Corporation's accounting practices, internal controls or auditing matters by writing to “Chair of the Audit Committee of LML Payment Systems Inc.”, c/o LML Payment Systems Inc., Suite 1680-1140 West Pender Street, Vancouver, British Columbia, Canada, V6E 4G1.  Our corporation’s process for collecting and organizing all communications received by us from our shareholders has been approved by a majority of our independent directors.

ANNUAL AND SPECIAL MEETING ATTENDANCE

We have not adopted a formal policy with respect to the members of our board of directors attending our annual and/or special meetings, however all of the members of our board of directors attended our annual meeting on August 7, 2008.

EXECUTIVE OFFICERS

As of June 15, 2009 we had five (5) executive officers, as follows:

Name and Age of Executive Officers	Position with Our Corporation and Work History

Patrick H. Gaines Age: 50
Chief Executive Officer since February 9, 2000 and Director since 1990

Patrick H. Gaines has been the Corporation’s Chief Executive Officer since February 9, 2000 and a member of the Corporation’s board of directors since 1990.  Mr. Gaines was President of LML Payment Systems Inc. from March 31, 1992 until February 4, 2009 (at which time Mr. Gaines relinquished that position in connection with the promotion of Craig Thomson to President of the Corporation).  Mr. Gaines is also the Chairman and a Director of the Corporation’s subsidiary Beanstream Internet Commerce Inc., and is the President and Director of the following subsidiaries of the Corporation: LML Corp., Legacy Promotions Inc., LHTW Properties, Inc., LML Patent Corp., LML Payment Systems Corp and Beanstream Internet Commerce Corp.  In addition to his position as President of LML Corp., LML Patent Corp., LML Payment Systems Corp. and Beanstream Internet Commerce Corp., he is also the Chief Executive Officer of each of those subsidiaries.  Mr. Gaines is married to Carolyn L. Gaines, our Corporate Secretary.

Craig Thomson Age: 44
President of LML Payment Systems Inc. since February 4, 2009, President and Chief Executive Officer of Beanstream Internet Commerce Inc. since July 2007

Craig Thomson has been President of LML Payment Systems Inc. since February 4, 2009.  He has been President and Chief Executive Officer of Beanstream Internet Commerce Inc. and Beanstream Internet Commerce Corp., subsidiaries of LML Payment Systems Inc., since July 1, 2007 and March 11, 2009, respectively.  Prior to that, Mr. Thomson served as Beanstream Internet Commerce Inc.’s President and CEO since July 2000.  In 1999, Mr. Thomson received the prestigious “Entrepreneur of the Year Award” in manufacturing, wholesale and distribution for Pacific Canada by Ernst and Young.  Mr. Thomson holds a degree in Computer Engineering from the Royal Military College of Canada.

Richard R. Schulz Age: 38
Controller (Chief Accounting Officer) since June 2002

Richard R. Schulz has been employed as our Controller and Chief Accounting Officer since June 2002.  Mr. Schulz also serves as the Chief Accounting Officer and director of all of our subsidiaries.  Mr. Schulz was employed with our corporation as the Assistant Controller from August 2001 to June 2002.  Prior to that, Mr. Schulz was self-employed as a financial consultant with RRS Consulting from June 1, 2000 to July 31, 2001, and prior to that he was employed as a senior staff accountant with Dale Matheson Carr-Hilton Chartered Accountants from May 1, 1992 to May 31, 2000.

Chris Koide Age: 47
Executive Vice-President Operations of LML Payment Systems Inc. since February 4, 2009 and Chief Operating Officer of Beanstream Internet Commerce Inc. since July 2007

Chris Koide became an executive officer of our corporation upon his promotion to Executive Vice-President - Operations of LML Payment Systems Inc. on February 4, 2009.   Mr. Koide has served Beanstream Internet Commerce Inc., a subsidiary of LML Payment Systems Inc., as Chief Operating Officer of since June 2005 and Vice-President eCommerce since June 2000.  Mr. Koide has also served as Chief Operating Officer of Beanstream Internet Commerce Corp., also a subsidiary of LML Payment Systems Inc., since March 11, 2009.    Mr. Koide has over 15 years experience in national and international corporate banking, with a focus in the area of business and financial risk analysis, securitization, financial engineering and cash management.

Carolyn L. Gaines Age: 42
Corporate Secretary since February 1995

Carolyn L. Gaines has served as Corporate Secretary of our corporation and certain of our subsidiaries since February 1995, and has served our corporation and our subsidiaries in various administrative capacities since 1989. Mrs. Gaines is married to Patrick H. Gaines, our Chief Executive Officer.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. MacRae and Seidman and Ms. Pace served as members of the Compensation Committee during the last fiscal year.  Mr. Cooke was appointed to the Compensation Committee on May 20, 2009 to fill the vacancy left as a result of Mr. Seidman’s death.  None of these persons: (a) is a current or former officer or employee of LML, or of any of its subsidiaries; or (b) since the beginning of our fiscal year ended March 31, 2008, participated, either directly or indirectly, in any transaction or any series of transactions to which LML or any of its subsidiaries was or is a party, and which involved an amount in excess of the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for our last two completed fiscal years.  During the last fiscal year, no executive officer of LML served as a member of the board of directors or as a member of the Compensation Committee of another entity one of whose executive officers served as a member of LML’s board of directors or Compensation Committee.

COMPENSATION OF DIRECTORS

The following table sets forth for each director certain information concerning the compensation of independent (non-employee) directors as of March 31, 2009.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Total ($)

Greg A. MacRae	$14,500	$13,056(2)	$27,556
Jacqueline Pace	$12,000	$13,056(2)	$25,056
L. William Seidman	$12,000	$13,056 (2)	$25,056
David C. Cooke	N/A	N/A	N/A

(1)
The amounts reported in the “Option Awards” column reflect the dollar amount of expense recognized for financial statement reporting purposes for the fiscal year ended March 31, 2009, in accordance with SFAS 123R.  For additional information relating to the assumptions used in the calculation of these amounts please refer to Note 5 in our financial statements for the second quarter of the fiscal year ended March 31, 2008, included in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2007.  The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amounts in this column reflect our accounting expense for these awards, if no forfeiture was estimated, and may not correspond to the actual value that will be recognized by the independent directors.  On August 8, 2007, each of the independent directors was granted 25,000 stock options at an exercise price of $3.16 per share.  Options granted to our independent directors vest on the first anniversary of the date of grant.

(2)	This amount relates to 25,000 options granted in August 2007.

We pay an annual director's fee to each of our independent directors as follows: cash compensation in the amount of $12,000 and a grant of 25,000 stock options for services rendered as a director in the fiscal year.  The annual director's fee is paid pursuant to a compensation plan that we adopted for our independent directors during the fiscal year ended March 31, 2005. The stock options awarded under the plan vest on the first anniversary date of their issuance. The $12,000 cash component is payable annually on the date of our annual meeting and the options are to be awarded on the same date.   As a result of the significant decline in the price of the Corporation’s stock since December 2008, the board determined that it was not appropriate for the stock options to be granted to the independent directors during the fiscal year ended March 31, 2009. We do not compensate employee directors for their service as directors.

           We pay the Chairman of our Audit Committee an annual retainer for this position in the amount of $2,500, in recognition of the increased responsibilities of this role specifically as related to the requirements of the Sarbanes-Oxley Act of 2002.  The Compensation Committee approved this fee for the Chairman of the Audit Committee during the fiscal year ended March 31, 2007.

           Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at board or committee meetings. The board of directors may award special remuneration to any director undertaking any special services on behalf our corporation other than services ordinarily required of a director. Other than as indicated in this proxy statement, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments.

The board of directors, based upon the recommendation of the Compensation Committee,  makes all final decisions for the total direct compensation of all of our independent directors and no Named Executive Officer has any role in determining such compensation for any of the independent directors.

EQUITY COMPENSATION PLAN INFORMATION

We have a 1996 Stock Option Plan which currently permits the granting of up to 6,000,000 options (which may be incentive stock options or non-qualified stock options) to purchase our common stock.  We also have a 1998 Stock Incentive Plan, however, the 10-year term of our 1998 Stock Incentive Plan has expired and, accordingly, the 4,825,217 shares that had remained available for grant pursuant to additional options or other equity awards may no longer be granted under that plan (although, outstanding awards under the 1998 Stock Incentive Plan are not affected by the expiration of the term and will continue to be governed by the provisions of the plan). The board of directors of the Corporation has adopted the 2009 Stock Incentive Plan, which is being submitted for shareholder approval at the Corporation’s 2009 annual and special meeting of shareholders and which will provide for the issuance of up to 6,000,000 shares of the Corporation’s common stock (see “Proposal Two – 2009 Stock Incentive Plan” in this proxy statement for more information regarding the material terms of the 2009 Stock Incentive Plan).  Our 1996 Stock Option Plan, 1998 Stock Incentive Plan and 2009 Stock Incentive Plan (“Stock Option Plans”) are currently administered by our Stock Option Plan Administration Committee, which has the sole discretion to determine the terms and conditions of options or other awards granted pursuant to our Stock Option Plans and to interpret and administer the Stock Option Plans.

The following table provides a summary of the number of options granted under our Stock Option Plans, the weighted average exercise prices and the number of options remaining available for issuance, all as at March 31, 2009.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options and warrants	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	4,005,000(1)	$3.74	1,027,000(2)

Equity compensation plans not approved by security holders (3)	400,000	$3.40	N/A

Total	4,405,000		1,027,000

(1)
Comprised of 3,365,000 common shares to be issued upon exercise of outstanding options as at March 31, 2009 under the 1996 Stock Option Plan and 640,000 common shares to be issued upon exercise of outstanding options as at March 31, 2009 under the 1998 Stock Incentive Plan.

(2)
Includes the 1,027,000 shares that remain available for grant under the 1996 Stock Option Plan but does not include (i) the 6,000,000 shares that will become available for issuance under the 2009 Stock Incentive Plan if that plan is approved by our shareholders at our 2009 annual and special meeting of shareholders or (ii) any options or equity awards under the 1998 Stock Incentive Plan since the term of that plan has expired and, accordingly, no additional options or other equity awards may be granted under that plan.

(3)
These securities consist of warrants issued to Ladenburg Thalmann & Co., Inc. who acted as the placement agent and financial advisor to LML in connection with the private placement transaction with Millennium Partners LLP completed on March 31, 2008.  The warrants are exercisable for 400,000 shares of LML’s common stock for a period of five years from March 26, 2008 at a price of $3.40 per share.

During the fiscal year ended March 31, 2009, no stock options were granted under our 1996 Stock Option Plan and no awards were granted under our 1998 Stock Incentive Plan.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The following Compensation Discussion and Analysis describes the material elements of compensation for our executive officers identified in the Summary Compensation Table, whom we refer to in this proxy statement as our “Named Executive Officers.”  The Compensation Committee is governed by its charter adopted by our board of directors on June 8, 2004 and makes all decisions for the total direct compensation - that is, the base salary, bonuses (including performance related bonuses), and stock option or other equity awards - of all of our executive officers (including Named Executive Officers) who are employed by LML, including Patrick H. Gaines, our Chief Executive Officer, Craig Thomson, our President, Richard R. Schulz, our Controller and Chief Accounting Officer, Chris Koide, our Executive Vice-President Operations and Carolyn L. Gaines, our Corporate Secretary, all of whom were Named Executive Officers during the fiscal year ended March 31, 2009, and are identified in the Summary Compensation Table.

The day-to-day design and administration of the compensation policies applicable to our employees in general are handled by our Human Resources and Accounting departments.  The Stock Option Plan Administration Committee, in consultation with our Compensation Committee and our Human Resources and Accounting Departments, is responsible for the determination of option awards to the employees (including Named Executive Officers) of LML and its subsidiaries.

Compensation Philosophy

We believe that our success depends in large part on our ability to attract and retain qualified executive officers.  As part of our efforts to satisfy the need to attract, retain and motivate the individuals who possess the skills necessary to grow our business, management and our Compensation Committee believe that our compensation programs should reflect our compensation philosophy. This philosophy includes the following core beliefs:

•
our executive officers should be rewarded fairly and competitively through a mix of short-term compensation (i.e., base salary and performance-related bonuses) and long-term compensation (i.e., stock option grants);

•	our compensation programs should be flexible in order to meet the needs of our business and should be reviewed periodically, as appropriate, by our Compensation Committee;

•	stock ownership by our executive officers demonstrates an economic stake in our business that aligns the interests of our executive officers with those of our shareholders; and

•	our executive officers should share appropriately with investors in the value that their results help to create.

While a key component of our compensation philosophy is to pay our executive officers (including our Named Executive Officers) an annual cash salary as well as a performance-related bonus that is competitive among our peer group, we believe that short-term financial rewards alone are not sufficient to attract and retain our executive officers (including our Named Executive Officers) and that a properly designed long-term compensation program is a necessary component of recruitment and retention of these individuals.  We currently have two long-term incentive plans (our 1996 Stock Option Plan and, subject to shareholder approval, our 2009 Stock Incentive Plan) that give our Compensation Committee, together with our Stock Option Plan Administration Committee, the ability to provide appropriate long-term incentives to our executive officers (including our Named Executive Officers).

The Compensation Committee has engaged the services of Equilar Inc. for purposes of providing independent compensation data to the Compensation Committee in its compensation review for fiscal 2009.

        The Compensation Committee, in making the compensation decisions described above, relies on information and analyses provided to it by our Human Resources and Accounting Departments, including information and analyses regarding (i) the performance, productivity and, where applicable, achievement of individual and/or corporate goals and objectives by the respective executive officers and (ii) the compensation paid to executive officers with comparable titles and responsibilities who are employed by companies within our peer group (including Goldleaf Financial Solutions Inc, Global Payments Inc., Cybersource Corp. and Electronic Clearing House Inc.).

We have also reviewed executive compensation data from Equilar with respect to our peer group which has shown that, historically, our total executive compensation levels have been below that of all of these peers, after taking into account the different scales of operations of those companies, all of which are substantially larger than LML.

Role of Executive Officers in Determining Compensation

As stated above, the Compensation Committee makes all final decisions for the total direct compensation of all of our executive officers (including our Named Executive Officers), and no Named Executive Officer has any role in determining such compensation for any of the other Named Executive Officers.

Employment Arrangements

The Corporation entered into employment agreements with each of Mr. Gaines, Mr. Schulz and Mrs. Gaines on March 31, 2008 following the completion of its review of executive performance and compensation in the fourth quarter of the fiscal year ended March 31, 2008.

The Compensation Committee completed its evaluation of employment agreements between the Corporation and Mr. Thomson and Mr. Koide as part of its review of executive performance and compensation in the fourth quarter of the fiscal year ended March 31, 2009.   Following the completion of this performance review and evaluation, the Corporation entered into employment agreements with each of Mr. Thomson and Mr. Koide on February 5, 2009.

In keeping with our compensation philosophy, the compensation components included in the employment agreements for Mr. Gaines, Mr. Thomson, Mr. Koide, Mr. Schulz and Mrs. Gaines consist of (i) base salary, (ii) performance related bonuses (in the case of Mr. Gaines, Mr. Thomson, Mr. Koide and Mr. Schulz), and (iii) stock options (in the case of Mr. Gaines, Mr. Schulz and Mrs. Gaines).   The employment agreements also include provisions with respect to the executive officers’ termination or a change in control of the Corporation.  Please see “Potential Payments upon Termination or Change in Control”.

Components of Executive Compensation

As discussed above, compensation paid to our executive officers (including our Named Executive Officers) is generally comprised of three components: (i) base salary, (ii) performance related bonuses, and (iii) long-term compensation in the form of stock options.  Decisions regarding base salary, performance related bonuses, and stock option awards for our Named Executive Officers are based on the objectives of our compensation philosophy described above and, in particular, are designed to motivate these executives to achieve our business goals and reward the executives for achieving these goals.

Specific compensation levels for our executive officers (including our Named Executive Officers) are determined by consideration of a number of factors, including each officer's initiative and contribution to our overall corporate performance and the officer's managerial abilities and performance in any special projects that the officer may have undertaken. Subjective considerations of individual performance are considered in establishing both base and incentive compensation.

The Compensation Committee also considers our financial position and cash flow in making compensation decisions.  In addition, the Compensation Committee also considers the overall compensation paid to executive officers of companies within LML’s peer group who have comparable titles and responsibilities, after making allowances for the different scales of operations of those other companies as compared to our corporation.  The peer group that has traditionally been considered by the Compensation Committee consists principally of companies operating in the financial services/transaction processing industry, including Goldleaf Financial Solutions Inc, Global Payments Inc., Cybersource Corp. and Electronic Clearing House Inc.

Base Salary

We provide our executive officers (including our Named Executive Officers) with a base salary to compensate them for services rendered during the year.  Ensuring that each executive officer is paid a competitive base salary that reflects the individual's level of responsibility is an important consideration in setting executive compensation.  These base salaries are based on experience, skills, job responsibilities and individual contribution, with consideration given to the compensation paid to executive officers of companies within LML’s peer group who have comparable titles and responsibilities.   Salary levels are typically considered annually as part of our performance review process as well as upon a promotion or other change in job responsibility.

The members of the Compensation Committee, relying on their significant current and past business experience, make reasoned subjective determinations as to merit based increases to salaries for our executive officers (including our Named Executive Officers) based on a number of factors, including (i) an assessment of each individual’s performance during the prior year and (ii) the base salaries paid to comparable executives within LML’s peer group.

Bonuses

The Compensation Committee has determined that performance-related bonuses are an important component of overall executive compensation and, during the fourth quarter of the fiscal year ended March 31, 2009, established an Executive Bonus Plan for Messrs. Gaines, Thomson, Koide and Schulz, all Named Executive Officers, based on its executive performance reviews and its review of overall compensation paid to comparable executives within LML’s peer group.  The components of the Executive Bonus Plan currently include targets related to our revenue and earnings before interest, taxes, depreciation, amortization and stock compensation expenses (“EBITDA”) as well as individual objectives.  The weight of each of these components used in determining the extent to which performance goals have been satisfied is as follows:

40% of the bonus opportunity is based upon our achievement of revenue targets;
40% of the bonus opportunity is based upon our achievement of EBITDA targets; and
20% of the bonus opportunity is based upon the executive’s achievement of individual objectives

In addition, the Compensation Committee has established threshold, target and maximum payout amounts to be paid to the respective executives based upon the Corporation’s achievement of the financial performance goals as follows:

	Threshold		Target		Maximum
Objective	Performance required	Amount of bonus payout	Performance required	Amount of bonus payout	Performance required	Maximum Amount of payout

EBITDA	80% of target	50%	100% of target	100%	200% of target	150%
Revenue	80% of target	50%	100% of target	100%	200% of target	150%

Criteria for individual performance objectives includes improvement in internal processes in the areas under the executives’ direct management, implementation of strategic changes within areas under the executives’ direct management, and improvements in client retention and sales performance.

The Compensation Committee will review the Executive Bonus Plan on an annual basis and make any adjustments or changes as it deems appropriate.

The performance related bonuses for Mr. Gaines, Mr. Thomson, Mr. Koide and Mr. Schulz were determined by the Compensation Committee.  For more information, see “Employment Arrangements”.

Stock Option Awards

Stock option awards are an integral component of the compensation package for our executive officers, including our Named Executive Officers.  Our Compensation Committee determines the grant of stock option awards for our executive officers (including our Named Executive Officers) who are employed by LML and directs our Stock Option Plan Administration Committee to carry out the grant of such option awards. Mr. Gaines, who is the chairman of the Stock Option Plan Administration Committee, does not cast a vote as a member of the Stock Option Plan Administration Committee with respect to the grant of options to either himself or Mrs. Gaines, his spouse, as the case may be.

In the case of LML’s subsidiaries, the Stock Option Plan Administration Committee determines and grants stock option awards for executive officers (including our Named Executive Officers).    In making their determinations as to stock option awards, the Compensation Committee and the Stock Option Plan Administration Committee take into account (i) the current base salary (and any proposed increases) for the executive officers (including the Named Executive Officers), (ii) any  performance-related bonuses that have been awarded to the executives, and (iii) the level of stock options and other long-term compensation awarded to executives with comparable titles and job responsibilities within LML’s peer group, as well as the total compensation being paid to those executives relative to the total compensation received by LML’s executives.

Setting Fiscal 2009 Compensation for our Named Executive Officers

Our Compensation Committee met two (2) times and acted one (1) time by written consent during the fiscal year ended March 31, 2009 to, among other things, discuss and set compensation levels for our executive officers (including Named Executive Officers) employed by LML.

The fiscal 2009 compensation levels for our Named Executive Officers set by our Compensation Committee were dependent in large part on the prior years’ compensation levels of those officers, which is discussed in more detail below.

Historical Compensation Levels of Named Executive Officers Prior to Fiscal 2009

During the fiscal year ended March 31, 2007, the Compensation Committee reviewed Mr. Gaines’ base salary and his compensation history taking into consideration that Mr. Gaines’ base salary, since it was first established at US$150,000 by the Compensation Committee in fiscal 2001, had never been increased and Mr. Gaines had voluntarily agreed to a reduction in salary of 20% in fiscal 2002.  In light of these and other factors (including the compensation levels of comparable executives within LML’s peer group), on August 30, 2006, the Compensation Committee increased Mr. Gaines’ annual base salary from CDN$168,000 to CDN$181,000.  This increase, which took effect part way through the fiscal year, resulted in Mr. Gaines’ actual salary for the year ended March 31, 2007 being CDN$175,583.

In setting compensation levels for fiscal 2008 for Mr. Gaines, the Compensation Committee noted that Mr. Gaines’ annual base salary had not been increased since August 2006 and, since that time, the Corporation had successfully completed the acquisition of Beanstream Internet Commerce Inc., resulting in a significant improvement in the Corporation’s revenues for the fiscal year ended March 31, 2008.    In light of these and other factors (including the compensation levels of comparable executives within LML’s peer group), the Compensation Committee increased Mr. Gaines’ annual base salary from CDN$181,000 to CDN$200,000.  This increase, which took effect on September 24, 2007, resulted in Mr. Gaines’ actual salary for the year ended March 31, 2008 being CDN$190,896.  Mr. Gaines is also eligible to earn a cash bonus of up to 35% of his base salary, based upon objective criteria to be established by the Compensation Committee to be used in determining the extent to which performance goals have been satisfied.  As of March 31, 2008, the Compensation Committee had not yet determined the basis for the performance related bonus.  No performance related bonus was paid to Mr. Gaines during the fiscal year ended March 31, 2008.

On August 30, 2006, the Compensation Committee reviewed Mr. Schulz’s base salary and compensation history.  The Compensation Committee noted in particular that the completion of any of the potential mergers or business combination transactions that LML was evaluating at that time would likely result in significantly increased future responsibilities for Mr. Schulz.  In light of Mr. Schulz’s past performance and the anticipated future increase in his job responsibilities, on August 30, 2006, the Compensation Committee increased Mr. Schulz’s annual base salary from CDN$87,000 to CDN$101,000. This increase, which took effect part way through the fiscal year, resulted in Mr. Schulz’s actual salary for the fiscal year ended March 31, 2007 being CDN$95,166.

In setting compensation levels for fiscal 2008 for Mr. Schulz, the Compensation Committee noted that Mr. Schulz’ annual base salary had not been increased since August 2006 and, since that time, the Corporation had successfully completed the acquisition of Beanstream Internet Commerce Inc., resulting in an increase in Mr. Schulz’s role and responsibilities with the Corporation for the fiscal year ended March 31, 2008.    In light of these and other factors (including the compensation levels of comparable executives within LML’s peer group), the Compensation Committee increased Mr. Schulz’s annual base salary from CDN$101,000 to CDN$120,000.  This increase, which took effect on September 24, 2007, resulted in Mr. Schulz’s actual salary for the year ended March 31, 2008 being CDN$110,896.  Mr. Schulz was also eligible to earn a cash bonus of up to 15% of his base salary, based upon objective criteria to be established by the Compensation Committee to be used in determining the extent to which performance goals have been satisfied.  As of March 31, 2008, the Compensation Committee had not determined the basis for the performance related bonus.  No performance related bonus was paid to Mr. Schulz during the fiscal year ended March 31, 2008.

On August 30, 2006, the Compensation Committee reviewed Mrs. Gaines’ base salary, taking into consideration her past performance and the compensation paid to comparable executives within LML’s peer group, Upon completion of this evaluation, the Compensation Committee increased Mrs. Gaines’ base salary from CDN$54,912 to CDN$61,000. This increase, which took effect part way through the fiscal year, resulted in Mrs. Gaines’ actual salary for the fiscal year ended March 31, 2007 being CDN$58,717.

In setting compensation levels for fiscal 2008 for Mrs. Gaines, the Compensation Committee noted that Mrs. Gaines annual base salary had not been increased since August 2006 and, since that time, the Corporation had successfully completed the acquisition of Beanstream Internet Commerce Inc., resulting in an increase in Mrs. Gaines responsibilities with the Corporation for the fiscal year ended March 31, 2008. In light of these and other factors (including the compensation levels of comparable executives within LML’s peer group), the Compensation Committee increased Mrs. Gaines’ annual base salary from CDN$61,000 to CDN$71,000.  This increase, which took effect on September 24, 2007, resulted in Mrs. Gaines’ actual salary for the year ended March 31, 2008 being CDN$66,208.

In addition to the increases in base salary for Mr. Gaines, Mr. Schulz, and Mrs. Gaines and the potential for performance–related bonuses for Mr. Gaines and Mr. Schulz, on March 31, 2008, the Compensation Committee also recommended the grant of 1,200,000 stock options to Mr. Gaines and 210,000 stock options to each of Mr. Schulz and Mrs. Gaines which were granted to them by the Stock Option Plan Administration Committee on March 31, 2008.  All of these stock options have an exercise price of $3.00 per share and expire on March 31, 2018.  Mr. Gaines’ stock options vested as to 240,000 stock options on each of March 31, 2008 and March 31, 2009, and an additional 240,000 stock options will vest on each of the third and fourth anniversaries of the date of the option grant.  Mr. Schulz’s and Mrs. Gaines’ stock options vested as to 70,000 stock options on each of March 31, 2008 and March 31, 2009, and an additional 70,000 stock options will vest on the second anniversary of the date of the option grant.

Mr. Thomson’s employment agreement with the Corporation’s subsidiary Beanstream Internet Commerce Inc., was established by management on July 2, 2007 in connection with the acquisition of Beanstream Internet Commerce Inc., and was principally the result of negotiations between Mr. Thomson and the Corporation as part of that acquisition.  Pursuant to the employment agreement with the Corporation’s subsidiary, Mr. Thomson’s annual salary was set at CDN$135,000 for the fiscal year ended March 31, 2008.  In October 2007, Mr. Gaines reviewed Mr. Thomson’s base salary and brief compensation history with the Corporation.  In light of the acquisition and Mr. Thomson’s increased responsibilities, upon Mr. Gaines recommendation, the Stock Option Plan Administration Committee granted Mr. Thomson 300,000 stock options on October 4, 2007, of which 50,000 options vested on each of April 4, 2008, October 4, 2008 and April 4, 2009 and an additional 50,000 options will vest on each of October 4, 2009, April 4, 2010 and October 4, 2010.  These stock options have an exercise price of $3.90 per share and expire on October 4, 2012.  No performance related bonus was paid to Mr. Thomson during the fiscal year ended March 31, 2008.

Mr. Koide’s employment agreement with the Corporation’s subsidiary Beanstream Internet Commerce Inc., was established by management on July 2, 2007 in connection with the acquisition of Beanstream Internet Commerce Inc., and was principally the result of negotiations between Mr. Koide and the Corporation as part of that acquisition.  Pursuant to the employment agreement with the Corporation’s subsidiary, Mr. Koide’s annual salary was set at CDN$120,000 for the fiscal year ended March 31, 2008.  In October 2007, Mr. Gaines reviewed Mr. Koide’s base salary and brief compensation history with the Corporation.  In light of the acquisition and Mr. Koide’s increased responsibilities, upon Mr. Gaines recommendation, the Stock Option Plan Administration Committee granted Mr. Koide 210,000 stock options on October 4, 2007, of which 40,000 options vested on April 4, 2008, an additional 34,000 options vested on each of October 4, 2008 and April 4, 2009 and an additional 34,000 options will vest on each of October 4, 2009, April 4, 2010 and October 4, 2010.  These stock options have an exercise price of $3.90 per share and expire on October 4, 2012.  No performance related bonus was paid to Mr. Koide during the fiscal year ended March 31, 2008.

Fiscal 2009 Compensation Levels of Named Executive Officers

During the fourth quarter of the fiscal year ended March 31, 2009, the Compensation Committee completed its evaluation of the Corporation’s executive officers (including the Named Executive Officers).  On February 4, 2009, our board of directors determined that it would be in the best interests of the Corporation to appoint Mr. Thomson, the President and Chief Executive Officer of the Corporation’s subsidiary Beanstream Internet Commerce Inc., as the President of LML and to appoint Mr. Koide, the Chief Operating Officer of the Corporation’s subsidiary Beanstream Internet Commerce Inc., as the Executive Vice-President Operations of LML.  In consideration of these appointments, the Compensation Committee determined it would be in the best interests of the Corporation to enter into Employment Agreements with Messrs. Thomson and Koide, such agreements to replace the existing employment agreements between each of them and the Corporation’s subsidiary, Beanstream Internet Commerce Inc. These agreements were entered into on February 5, 2009.

In setting compensation levels for fiscal 2009 for Mr. Thomson, the Compensation Committee noted that, in addition to Mr. Thomson’s position as President and Chief Executive Officer of the Corporation’s subsidiary, Beanstream Internet Commerce Inc., Mr. Thomson’s appointment as President of the Corporation will result in an increase in Mr. Thomson’s role and responsibilities with the Corporation.  In light of these and other factors, the Compensation Committee increased Mr. Thomson’s annual base salary from CDN$135,000 to CDN$165,000. This increase, which took effect part way through the fiscal year, resulted in Mr. Thomson’s actual salary for the fiscal year ended March 31, 2009 being CDN$140,423.

In setting compensation levels for fiscal 2009 for Mr. Koide, the Compensation Committee noted that, in addition to Mr. Koide’s position as Chief Operating Officer of the Corporation’s subsidiary, Beanstream Internet Commerce Inc., Mr. Koide’s appointment as Executive Vice-President Operations of the Corporation will result in an increase in Mr. Koide’s role and responsibilities with the Corporation.  In light of these and other factors, the Compensation Committee increased Mr. Koide’s annual base salary from CDN$120,000 to CDN$140,000. This increase took effect part way through the fiscal year. However, this increase was partially offset by Mr. Koide’s part-time status for a brief period during the fiscal year (at his request to address personal matters), which resulted in Mr. Koide’s actual salary for the fiscal year ended March 31, 2009 being CDN$108,960.

In setting compensation levels for fiscal 2009 for Mr. Schulz, the Compensation Committee noted that the employment agreement between the Corporation and Mr. Schulz which was entered into on March 31, 2008, provided for a bonus opportunity of 15%  of his total base salary.  However, as a result of Mr. Schulz’s increased responsibilities with respect to internal control over financial reporting as a result of the integration of Beanstream’s operations and systems into the Corporation’s overall operations and systems, it was appropriate to increase Mr. Schulz’s bonus opportunity to 35% of his total base salary (effective for the 2010 fiscal year).  The Compensation Committee did not make any changes to Mr. Schulz’s base salary during the fiscal year ended March 31, 2009.

The Compensation Committee did not make any changes to the compensation levels or components of compensation for Mr. Gaines or Mrs. Gaines during the fiscal year ended March 31, 2009.

No performance related bonuses were paid to any of the Named Executive Officers during the fiscal year ended March 31, 2009.  However, pursuant to their respective employment agreements, Mr. Gaines was eligible to earn a cash bonus of up to 35% of his base salary and Mr. Schulz was eligible to earn a cash bonus of up to 15% of his base salary for the 2009 fiscal year.  While the Corporation anticipates that such bonuses may be paid to Messrs. Gaines and Schulz in respect of the 2009 fiscal year (and has accrued for the same), as of June 15, 2009, the Compensation Committee had not determined the basis for or the amount (if any) of any such performance related bonuses.

Perquisites

Our Named Executive Officers are not entitled to any benefits that are not otherwise available to all of our employees.  We do not provide pension arrangements, post-retirement health coverage, or similar benefits for our Named Executive Officers or other employees.

401(k) Plan

We do not provide pension arrangements or post-retirement health coverage for our Named Executive Officers. Our Named Executive Officers who are U.S. residents are eligible to participate in our 401(k) plan.  We provide a matching contribution to eligible Named Executive Officers.  See “Summary Compensation Table” below.

Nonqualified Deferred Compensation

We do not provide any nonqualified defined contribution or other deferred compensation plans.

Compensation Committee Report

The Compensation Committee has reviewed this Compensation Discussion and Analysis and has discussed this analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.  This report is provided by the following independent directors, who comprise the Compensation Committee:

COMPENSATION COMMITTEE

Jacqueline Pace
Greg A. MacRae
David C. Cooke

Summary of Compensation of Executive Officers

The following table summarizes the compensation that we paid during the fiscal years ended March 31, 2009, March 31, 2008 and March 31, 2007 to our Principal Executive Officer, our Principal Financial Officer and to our next three most highly compensated executive officers serving as of March 31, 2009 (collectively, “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Fiscal Year Ended	Salary (US$)(1)	Bonus ($)	Option Awards (US$) (2)		All Other Compensation (US$)	Total (US$)

Patrick H. Gaines, CEO and Director (Principal Executive Officer)	2009	$193,828	-	$343,476	(3)	-	$537,304
	2008	184,899	-	344,417	(4)	-	529,316
	2007	154,194	-	91,214	(5)	-	245,408

Craig Thomson, President	2009	124,555	-	182,003	(3)	-	306,558
	2008	121,012	-	89,256	(4)	-	210,268

Richard R. Schulz, Controller and Chief Accounting Officer (Principal Financial Officer)	2009	115,024	-	100,199	(3)	-	215,223
	2008	107,412	-	100,474	(4)	-	207,886
	2007	83,573	-	146,941	(5)	-	230,514

Chris Koide, Executive Vice-President Operations	2009	97,150	-	127,402	(3)	-	224,552
	2008	240,611	-	62,479	(4)	-	303,090

Carolyn L. Gaines, Corporate Secretary	2009	67,842	-	100,199	(3)	-	168,041
	2008	64,156	-	100,473	(4)	-	164,629
	2007	51,554	-	108,939	(5)	-	160,493

(1)
Messrs. Gaines and Schulz and Mrs. Gaines’ salaries are paid in Canadian dollars and, for purposes of reporting such in this table, have been converted to U.S. dollars at the exchange rates of 0.878,  0.969 and 0.887 which are the average exchange rates for each of the fiscal years ended March 31, 2007, 2008 and 2009 respectively.  Messrs Thomson and Koide’s salaries are also paid in Canadian dollars and, for purposes of reporting such in this table for the fiscal year ended March 31, 2008, have been converted to U.S. dollars at the exchange rate of 0.989, which is the average exchange rate for the period from July 1, 2007 (when Messrs Thomson and Koide’s employment began with LML) to March 31, 2008 and 0.887 which is the average exchange rate for the fiscal year ended March 31, 2009.

(2)
The amounts reported in the “Option Awards” column reflect the dollar amount of expense recognized for financial statement reporting purposes for the fiscal years ended March 31, 2007, 2008 and 2009, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.  These amounts reflect the Corporation’s accounting expense, if no forfeiture was estimated, for these awards and do not correspond to the actual value that may be recognized by the Named Executive Officers. Other than indicated below or otherwise in this proxy statement, we have not granted any restricted shares or restricted share units, stock appreciation rights ("SARs") or long term incentive plan payouts to the named officers and directors during the fiscal years indicated.

(3)
For additional information relating to the assumptions used in the calculation of these amounts for Messrs. Gaines, Thomson, Schulz and Koide, and Mrs. Gaines refer to Note 11 in our financial statements for the fiscal year ended March 31, 2009, included in our Annual Report on Form 10-K filed with the SEC on June 23, 2009.

(4)
For additional information relating to the assumptions used in the calculation of these amounts for Messrs. Gaines, Thomson, Schulz and Koide, and Mrs. Gaines refer to Note 11 in our financial statements for the fiscal year ended March 31, 2008, included in our Annual Report on Form 10-K filed with the SEC on June 19, 2008.

(5)
For additional information relating to the assumptions used in the calculation of these amounts for Messrs. Gaines and Schulz and Mrs. Gaines, refer to Note 3 in our financial statements for the second quarter of the fiscal year ended March 31, 2007, included in our Quarterly Report on Form 10-Q filed with the SEC on November 8, 2006.

Grants of Plan-Based Awards During the Fiscal Year Ended March 31, 2009

There were no plan-based awards granted to any Named Executive Officers during the fiscal year ended March 31, 2009.  We did not award stock to any Named Executive Officers during the fiscal year ended March 31, 2009.

Outstanding Equity Awards at March 31, 2009

Outstanding Equity Awards At Fiscal Year-End

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date

Patrick H. Gaines	75,000	-		$4.52	August 24, 2010
	50,000	-		3.62	August 30, 2011
	480,000	720,000	(1)	3.00	March 31, 2018

Craig Thomson	150,000	150,000	(2)	3.90	October 4, 2012

Richard R. Schulz	25,000	-		4.52	August 24, 2010
	25,000	-		3.62	August 30, 2011
	140,000	70,000	(3)	3.00	March 31, 2018

Chris Koide	108,000	102,000	(4)	3.90	October 4, 2012

Carolyn L. Gaines	50,000	-		4.52	August 24, 2010
	25,000	-		3.62	August 30, 2011
	140,000	70,000	(3)	3.00	March 31, 2018

(1)	These options will vest as to 240,000 stock options on each of March 31, 2010, March 31, 2011 and March 31, 2012.
(2)	These options will vest as to 50,000 options on each of October 4, 2009, April 4, 2010 and October 4, 2010.
(3)	These options will vest as to 70,000 stock options on March 31, 2010.
(4)	These options will vest as to 34,000 options on each of October 4, 2009, April 4, 2010 and October 4, 2010.

Option Exercises and Stock Vested at March 31, 2009

There were no options exercised by any Named Executive Officers during the fiscal year ended March 31, 2009.  We did not award stock to any Named Executive Officers during the fiscal year ended March 31, 2009.

Potential Payments upon Termination or Change in Control

Pursuant to the terms of the employment agreement entered into on March 31, 2008 between the Corporation and Mr. Gaines, in the event that (i) Mr. Gaines terminates his employment for good reason (which includes the right of Mr. Gaines to terminate his employment in the event of a change in control of the Corporation) or (ii) the Corporation terminates Mr. Gaines’ employment without cause, Mr. Gaines will be eligible to receive: (i) a lump sum severance payment equal to two (2) years’ current base salary plus two (2) times the last annual bonus he received; and (ii) immediate vesting of all the granted but unexpired stock options awarded to Mr. Gaines. In addition, in the event such termination for good reason or termination without cause occurs following a change of control of LML, Mr. Gaines will also be eligible to receive a lump sum payment equal to three and one-half per cent (3.5%) of the total consideration paid to/for the Corporation in the change of control transaction.

Pursuant to the terms of the employment agreement entered into on February 5, 2009 between the Corporation and Mr. Thomson, in the event that (i) Mr. Thomson terminates his employment for good reason (which includes the right of Mr. Thomson to terminate his employment in the event of a change in control of the Corporation) or (ii) the Corporation terminates Mr. Thomson’s employment without cause, Mr. Thomson will be eligible to receive a lump sum severance payment equal to six (6) months’ base salary; provided, however, if such termination for good reason or termination without cause occurs following a change of control of the Corporation, then Mr. Thomson will be eligible to receive a lump sum severance payment equal to one (1) year’s current base salary.

Pursuant to the terms of the employment agreement entered into on March 31, 2008 between the Corporation and Mr. Schulz, in the event that (i) Mr. Schulz terminates his employment for good reason (which includes the right of Mr. Schulz to terminate his employment in the event of a change in control of the Corporation) or (ii) the Corporation terminates Mr. Schulz’s employment without cause, Mr. Schulz will be eligible to receive: (i) a lump sum severance payment equal to two (2) years’ current base salary plus two (2) times the last annual bonus he received; and (ii) immediate vesting of all the granted but unexpired stock options awarded to Mr. Schulz.

Pursuant to the terms of the employment agreement entered into on February 5, 2009 between the Corporation and Mr. Koide, in the event that (i) Mr. Koide terminates his employment for good reason (which includes the right of Mr. Koide to terminate his employment in the event of a change in control of the Corporation) or (ii) the Corporation terminates Mr. Koide’s employment without cause, Mr. Koide will be eligible to receive a lump sum severance payment equal to six (6) months’ base salary; provided, however, if such termination for good reason or termination without cause occurs following a change of control of the Corporation, then Mr. Koide will be eligible to receive a lump sum severance payment equal to one (1) year’s current base salary.

Pursuant to the terms of the employment agreement entered into on March 31, 2008 between the Corporation and Mrs. Gaines, in the event that (i) Mrs. Gaines terminates her employment for good reason (which includes the right of Mrs. Gaines to terminate her employment in the event of a change in control of the Corporation) or (ii) the Corporation terminates Mrs. Gaines’ employment without cause, Mrs. Gaines will be eligible to receive: (i) a lump sum severance payment equal two (2) years’ current base salary; and (ii) immediate vesting of all the granted but unexpired stock options awarded to Mrs. Gaines.

In addition, Mr. Gaines, Mr. Schulz and Mrs. Gaines’ participation in the Corporation’s group insurance benefit plans (which are provided to all eligible employees of the Corporation) will be continued by the Corporation for a period of two (2) years following the date of termination or until any of them replaces such plans, whichever is earlier.

The terms of Messrs. Gaines, Schulz, Thomson and Koide and Mrs. Gaines’ employment agreements also include non-compete provisions in favor of the Corporation.  Pursuant to these provisions, in the event of the termination of employment by any one of them without good reason (as defined in the employment agreements), or termination with cause, they are not to engage in or become associated with, any business or other endeavour that is carrying on a Competitive Activity, as defined in the employment agreements, in any country in which the Corporation has significant business operations, until the twelve (12) month anniversary of the date of termination.

Below are the details of the benefits to be paid to the current Named Executive Officers in connection with a change in control and/or termination as of March 31, 2009.

	As of March 31, 2009
		Termination Without Cause or for Good Reason		No Termination
Name	Benefit	Before Change in Control	After Change in Control	Before Change in Control	After Change in Control

Patrick H. Gaines Chief Executive Officer (Principal Executive Officer)	Severance – Base Salary	$354,760	$354,760(1)	-	-
	Severance – Bonus(2)	$124,166	$124,166	-	-
	Stock Option Vesting Acceleration(3)	-	-	-	-
	Benefits Continuation	$3,952	$3,952	-	-

Craig Thomson
President	Severance – Base Salary	$73,169	$146,338	-	-

Richard R. Schulz Controller and Chief Accounting Officer (Principal Financial Officer)	Severance – Base Salary	$212,856	$212,856	-	-
	Severance – Bonus(2)	$31,928	$31,928	-	-
	Stock Option Vesting Acceleration(3)	-	-	-	-
	Benefits Continuation	$8,019	$8,019	-	-

Chris Koide Executive Vice-President Operations	Severance – Base Salary	$62,083	$124,166	-	-

Carolyn L. Gaines Corporate Secretary	Severance – Base Salary	$125,939	$125,939	-	-
	Stock Option Vesting Acceleration(3)	-	-	-	-
	Benefits Continuation	$4,111	$4,111	-	-

(1)	Mr. Gaines would also be entitled to receive 3.5% of the total consideration paid to/for the Corporation in the change of control transaction.

(2)
Assumes that Mr. Gaines receives the maximum bonus of 35% of his base salary and that Mr. Schulz receives the maximum bonus of 15% of his base salary for the 2009 fiscal year.  See “Compensation Discussion and Analysis – Fiscal 2009 Compensation Levels of Named Executive Officers.”

(3)
All of the options held by Messrs. Gaines and Schulz and Mrs. Gaines that would have been accelerated at March 31, 2009 pursuant to a termination event had an exercise price in excess of the closing price of the Corporation’s common stock on March 31, 2009.

For more information, see “Compensation Discussion and Analysis” above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that LML’s executive officers and directors and persons who own more than 10% of a registered class of LML’s equity securities file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish the Corporation with copies of all Section 16(a) reports they file.

To the best of our knowledge, all executive officers, directors and greater than 10% shareholders filed the required reports in a timely manner during the fiscal year ended March 31, 2009, except one report on Form 4 for Craig Thomson reporting an acquisition of shares in August 2008 was filed late on May 29, 2009.  In addition, the filing of a Form 5 reporting this transaction was inadvertently missed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 15, 2009, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each director, director nominee and named executive officer, and by the directors and executive officers as a group.  Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated.  Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

	Shares of Common Stock Beneficially Owned

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)

Patrick H. Gaines (CEO/Director) 1680 – 1140 West Pender St. Vancouver, British Columbia	1,029,894(2)	3.8%

Craig Thomson (President) 302 – 2659 Douglas Street, Victoria, British Columbia	1,273,201(3)	4.7%

Richard R. Schulz (Controller and Chief Accounting Officer) 1680 – 1140 West Pender St. Vancouver, British Columbia	190,000(4)	*

Chris Koide (Executive Vice-President Operations) 302 – 2659 Douglas Street, Victoria, British Columbia	224,567(5)	*

Carolyn L. Gaines (Corporate Secretary) 1680 – 1140 West Pender St. Vancouver, British Columbia	262,112(6)	*

Greg A. MacRae (Director) 613 – 375 Water St. Vancouver, British Columbia	125,000(7)	*

David C. Cooke (Director) 12 Stacey Court, Selbyville, Delaware	Nil	*

Jacqueline Pace (Director) P.O. Box 141 Bailey, MS	100,500(8)	*

Don G. Choquer 20290 – 25th Avenue, Langley, British Columbia	5,279,584 (9)	19.5%

Millennium Partners, L.P c/o Millennium Management LLC 666 Fifth Avenue, 8th Floor, New York, NY	4,000,000 (10)	14.8%

Directors and Executive Officers as a Group (8 persons)	2,754,995(11)	9.6%

*	Indicates less than 1%

(1)
Based on 27,116,408 shares of common stock issued and outstanding as of June 15, 2009.  Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days of June 15, 2009, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)
Includes 605,000 shares subject to options that are currently exercisable or are exercisable within 60 days of June 15, 2009. On August 24, 2005 we granted to Mr. Gaines options to purchase 75,000 common shares in the capital of our corporation.  The options vested on August 24, 2005, are exercisable at a price of $4.52 per share and expire on August 24, 2010. On August 30, 2006 we granted to Mr. Gaines options to purchase 50,000 common shares in the capital of our corporation.  The options vested on August 30, 2006, are exercisable at a price of $3.62 per share and expire on August 30, 2011. On March 31, 2008, we granted Mr. Gaines options to purchase 1,200,000 common shares in the capital of our corporation, of which 240,000 options vested on each of March 31, 2008 and March 31, 2009 and an additional 240,000 options will vest on each of March 31, 2010, March 31, 2011 and March 31, 2012.  The options are exercisable at a price of $3.00 per share and will expire on March 31, 2018.

Also includes shares held by companies controlled by Mr. Gaines as follows:

(a)	Keats Investments Ltd.: 168,400 shares
(b)	397389 British Columbia Ltd.: 16,622 shares
(c)	Does not include 262,112 shares (including 215,000 options exercisable within sixty days of June 15, 2009) that are beneficially held by Carolyn L. Gaines, Mr. Gaines’ spouse

(3)
Includes 150,000 shares subject to options that are currently exercisable or are exercisable within 60 days of June 15, 2009. On October 4, 2007 we granted to Mr. Thomson options to purchase 300,000 common shares in the capital of our corporation, of which 50,000 options vested on each of April 4, 2008, October 4, 2008 and April 4, 2009, and 50,000 options will vest on each of October 4, 2009, April 4, 2010 and October 4, 2010.  The options are exercisable at a price of $3.90 per share and expire on October 4, 2012.

Also includes shares held by a company controlled by Mr. Thomson and shares held by his spouse, as follows:

(a)	588267 BC Ltd.: 1,108,722 shares
(b)	Owned by spouse: 14,479 shares

(4)
Includes 190,000 shares subject to options that are currently exercisable or are exercisable within 60 days of June 15, 2009. On August 24, 2005 we granted to Mr. Schulz options to purchase 25,000 common shares in the capital of our corporation.  The options vested on August 24, 2005, are exercisable at a price of $4.52 per share and expire on August 24, 2010. On August 30, 2006 we granted to Mr. Schulz options to purchase 25,000 common shares in the capital of our corporation.  The options vested on August 30, 2006, are exercisable at a price of $3.62 per share and expire on August 30, 2011. On March 31, 2008, we granted Mr. Schulz options to purchase 210,000 common shares in the capital of our corporation, of which 70,000 options vested on each of March 31, 2008 and March 31, 2009 and an additional 70,000 options will vest on March 31, 2010.  The options are exercisable at a price of $3.00 per share and will expire on March 31, 2018.

(5)
Includes 108,000 shares subject to options that are currently exercisable or are exercisable within 60 days of June 15, 2009. On October 4, 2007 we granted to Mr. Koide options to purchase 210,000 common shares in the capital of our corporation, of which 40,000 options vested on April 4, 2008, 34,000 options vested on each of October 4, 2008 and April 4, 2009, and an additional 34,000 options will vest on each of October 4, 2009, April 4, 2010 and October 4, 2010.  The options are exercisable at a price of $3.90 per share and expire on October 4, 2012.

(6)
Includes 215,000 shares subject to options that are currently exercisable or are exercisable within 60 days of June 15, 2009.  On August 24, 2005 we granted to Mrs. Gaines options to purchase 50,000 common shares in the capital of our corporation.  The options vested on August 24, 2005, are exercisable at a price of $4.52 per share and expire on August 24, 2010. On August 30, 2006 we granted to Mrs. Gaines options to purchase 25,000 common shares in the capital of our corporation.  The options vested on August 30, 2006, are exercisable at a price of $3.62 per share and expire on August 30, 2011. On March 31, 2008, we granted Mrs. Gaines options to purchase 210,000 common shares in the capital of our corporation, of which 70,000 options vested on each of March 31, 2008 and March 31, 2009 and an additional 70,000 options will vest on March 31, 2010.  The options are exercisable at a price of $3.00 per share and will expire on March 31, 2018.

(7)
Includes 100,000 shares subject to options that are currently exercisable or are exercisable within 60 days of June 15, 2009.  On August 25, 2004, we granted to Mr. MacRae options to purchase 25,000 common shares in the capital of our corporation, all of which vested on August 25, 2005.  These options are exercisable at a price of $5.08 per share and expire on August 25, 2009. On August 24, 2005, we granted to Mr. MacRae options to purchase 25,000 common shares in the capital of our corporation, all of which vested on August 24, 2006.  These options are exercisable at a price of $4.52 per share and expire on August 24, 2010. On August 30, 2006, we granted to Mr. MacRae options to purchase 25,000 common shares in the capital of our corporation, all of which vested on August 30, 2007.  These options are exercisable at a price of $3.62 per share and expire on August 30, 2011. On August 8, 2007, we granted to Mr. MacRae options to purchase 25,000 common shares in the capital of our corporation, all of which vested on August 8, 2008.  These options are exercisable at a price of $3.16 per share and expire on August 8, 2012.

(8)
Includes 100,000 shares subject to options that are currently exercisable or are exercisable within 60 days of June 15, 2009. On August 25, 2004, we granted to Ms. Pace options to purchase 25,000 common shares in the capital of our corporation, all of which vested on August 25, 2005.  These options are exercisable at a price of $5.08 per share and expire on August 25, 2009. On August 24, 2005, we granted to Ms. Pace options to purchase 25,000 common shares in the capital of our corporation, all of which vested on August 24, 2006.  These options are exercisable at a price of $4.52 per share and expire on August 24, 2010. On August 30, 2006, we granted to Ms. Pace options to purchase 25,000 common shares in the capital of our corporation, all of which vested on August 30, 2007.  These options are exercisable at a price of $3.62 per share and expire on August 30, 2011. On August 8, 2007, we granted to Ms. Pace options to purchase 25,000 common shares in the capital of our corporation, all of which vested on August 8, 2008.  These options are exercisable at a price of $3.16 per share and expire on August 8, 2012.

(9)	Also includes shares held by companies controlled by Mr. Choquer as follows:

(a)	847279 BC Ltd.: 4,733,446 shares
(b)	C-Quest Holdings Ltd.: 159,201 shares
(c)	Titan Investments Corp.: 386,426 shares

(10)
On March 26, 2008, LML Payment Systems Inc. entered into a definitive Securities Purchase Agreement with Millennium Partners, LLP (“Purchaser”).  Under the Securities Purchase Agreement, LML and the Purchaser completed a private placement transaction pursuant to which the Purchaser acquired 4,000,000 common shares of the Corporation for an aggregate purchase price of $7,200,000, or $1.80 per share.

(11)	Includes 1,468,000 shares subject to options that are currently exercisable or are exercisable within 60 days of June 15, 2009.

PROPOSAL TWO – 2009 STOCK INCENTIVE PLAN

Our 2009 Stock Incentive Plan (the “2009 Plan”) was adopted by our board of directors on June 17, 2009.   The Corporation is submitting the plan for approval by the Corporation’s shareholders at the annual and special meeting to be held in Vancouver, B.C. on Thursday, August 6, 2009.  Any awards granted under the 2009 Plan before shareholder approval is obtained will be subject to obtaining shareholder approval.  If shareholder approval is not obtained prior to the anniversary of the date the plan was adopted by the board of directors, all previously issued awards shall be cancelled and shall be of no force or effect.  No holder of awards granted under the 2009 Plan will be permitted to exercise any awards before shareholder approval is obtained.  If approved, a maximum of 6,000,000 shares of Common Stock will be available for issuance under the 2009 Plan.  As of June 15, 2009, no awards had been granted under the 2009 Plan.  As of that same date, the number of employees, officers, directors and consultants eligible to receive grants under the 2009 Plan was approximately 58 persons.  The following description of the 2009 Plan is a summary and is subject, in its entirety, to the language of the 2009 Plan, a copy of which is annexed hereto as Appendix “A”.

           The 2009 Plan provides for the grant of stock options, restricted stock and other stock-based awards to acquire our common stock to eligible participants.  The purpose of the 2009 Plan is to attract and retain the best available personnel, to provide additional incentives to employees, officers, directors and consultants to achieve the goals of our corporation and our shareholders and to promote the success of our business.  The board of directors believes that the grant of stock options and other equity awards is a highly effective way to align the interests of management with those of our shareholders and provides a cost-effective means of recognizing employee contributions to the success of the Corporation.

The board of directors believes that adopting the 2009 Plan will be important to our future success by allowing us to remain competitive in attracting and retaining highly qualified employees and executive officers.  Therefore, on June 17, 2009, the board of directors adopted the 2009 Plan subject to shareholder approval.

Accordingly, the shareholders of the Corporation are now being asked to consider and, if thought fit, pass the following ordinary resolution:

“RESOLVED that the 2009 Stock Incentive Plan in the form approved by the directors of the Corporation, pursuant to which the Corporation can grant to its eligible employees, officers, directors and consultants stock options and other stock-based awards to purchase or receive up to 6,000,000 common shares, be and the same is hereby approved, subject to any amendment thereto requested or required by the applicable regulatory authorities.”

The affirmative vote of a majority of the common shares represented in person or by proxy at our annual and special meeting is required to approve this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ADOPTING THE 2009 PLAN.

Summary of the 2009 Stock Incentive Plan

The material terms of the 2009 Stock Incentive Plan are summarized below.  The following summary of certain provisions of the 2009 Stock Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2009 Stock Incentive Plan, a copy of which is annexed hereto as Appendix A.

Administration and General Terms

Our 2009 Stock Incentive Plan is currently administered by our Stock Option Plan Administration Committee.  The Stock Option Plan Administration Committee considers recommendations from our Compensation Committee as to the granting of stock options or other awards and has sole discretion as to the interpretation and construction of any provision of the 2009 Stock Incentive Plan, and the determination of the terms and conditions of awards granted pursuant to the 2009 Stock Incentive Plan.  Awards will be evidenced by a written agreement or other document containing the terms and conditions of the awards.

The maximum number of shares with respect to which options or SARs may be granted in any fiscal year to any grantee who is a director, officer or employee of our corporation or any of its subsidiaries is 500,000 shares, subject to certain adjustments. The term of each award shall not exceed that permitted by any applicable regulator (presently 10 years from the date of grant), provided that the term of any incentive stock option shall not exceed 10 years, and provided further that if an incentive stock option is granted to a grantee who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of our corporation or any of its subsidiaries, the term of the incentive stock option shall not exceed 5 years. The right to exercise awards is limited in the event the participant ceases, for any reason, to be a director, employee or consultant of our corporation. Awards are generally not transferable or assignable, other than by will or by the laws of descent and distribution upon the demise of the award holder.

The Stock Option Plan Administration Committee has the discretion to determine the exercise or purchase price for any awards under the 2009 Stock Incentive Plan, except that: (a) the exercise or purchase price of any incentive stock option or any award intended to qualify as "Performance-Based Compensation" under Section 162(m) of the Internal Revenue Code may not be less than 100% of the fair market value of our common stock on the date of grant; and the exercise price of an incentive stock option granted to a grantee whose holdings exceed 10% of the voting power must be at least 110% of the fair market value on the date of grant.  The Stock Option Plan Administration Committee does not intend to grant any stock options for an exercise price less than 100% of the fair market value of our common stock on the date of grant.

Types of Awards

The 2009 Stock Incentive Plan permits the granting of:

•	stock options (including both incentive and non-qualified stock options),

•	stock appreciation rights ("SARs"),

•	restricted stock,

•	dividend equivalents rights,

•	performance awards (which may be "qualified performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code), and

•	other stock-based awards.

Stock options may be granted as either "Incentive Stock Options" under Section 422 of the Internal Revenue Code of 1986 or options which do not qualify as incentive stock options (which are commonly referred to as non-qualified stock options).  Stock appreciation rights generally entitle the grantee to acquire such number of common shares or such cash compensation as will be determined by reference to any appreciation in the value of our common shares in accordance with terms established by the Stock Option Plan Administration Committee.  Shares of restricted stock are generally issuable for such consideration (if any) and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as are established by the Stock Option Plan Administration Committee.  Dividend equivalent rights generally entitle the grantee to compensation measured by any dividends paid on our common shares.  Performance awards include “Performance Shares" that may be earned in whole or in part upon attainment of performance criteria established by the Stock Option Plan Administration Committee and "Performance Units" that may be earned in whole or in part upon attainment of performance criteria established by the Stock Option Plan Administration Committee and which may be settled in cash, common shares or other securities, or a combination of cash, common shares or other securities, as established by the Stock Option Plan Administration Committee.

Shares Available for Award Grants

If the 2009 Stock Incentive Plan is approved by shareholders, the aggregate number of shares of our common stock that would be available for future issuance would be 6,000,000.  In the event of an equity restructuring of our Corporation that causes the per-share fair value of the our common stock to change (e.g., a stock dividend, stock split, spinoff, etc.), the Stock Option Plan Administration Committee will make equitable adjustments to the share limits described above, the number and type of shares subject to outstanding awards, and the purchase or exercise price of outstanding awards. In the case of any other corporate transaction or event, the Stock Option Plan Administration Committee may make adjustments in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2009 Stock Incentive Plan.

Shares that are subject to options or other awards that terminate, lapse or are cancelled or forfeited will be available again for grant under the 2009 Stock Incentive Plan.

Eligibility

Generally, employees, directors, officers and consultants of the Corporation and its subsidiaries are eligible to receive options and other awards under the 2009 Stock Incentive Plan.  Incentive stock options may only be granted to employees and officers of the Corporation and its subsidiaries.  The Stock Option Plan Administration Committee currently intends to grant options and/or other awards to both eligible participants who are residents of the United States and those who are residents of Canada.  As of June 15, 2009, approximately 58 employees, officers and directors of the Corporation are eligible as a class to be selected by the Stock Option Plan Administration Committee to receive options or other awards under the 2009 Stock Incentive Plan.

Withholding of Taxes

The Corporation may deduct, from any payment or distribution of shares under the 2009 Stock Incentive Plan, the amount of any tax required by law to be withheld with respect to such payment, or may require the participant to pay such amount to the Corporation prior to, and as a condition of, making such payment or distribution.

Termination and Amendment

The 2009 Stock Incentive Plan became effective in 2009 upon its adoption by the board of directors on June 17, 2009 and will continue in effect for a term of ten (10) years unless sooner terminated.  The 2009 Stock Incentive Plan may be suspended or terminated by the board of directors at any time, provided no such suspension or termination will adversely affect any then-outstanding options or other awards that have been granted under the plan.  The board of directors may at any time amend the 2009 Stock Incentive Plan, provided that the board of directors will obtain shareholder approval of any amendment if required under any applicable laws or under the rules of any regulatory agency.

Federal Income Tax Consequences

The following discussion of the principal U.S. federal income tax consequences of participation in the 2009 Stock Incentive Plan is based on statutory authority, as well as judicial and administrative interpretations as of the date of this proxy statement, all of which are subject to change at any time (possibly with retroactive effect).  The following discussion pertains only to the tax laws of the U.S. and does not pertain to the tax laws of any other jurisdiction (including Canada).

Grant of Options and SARs

The grant of a stock option or SAR is not expected to result in any taxable income for the recipient.

Exercise of Options and SARs

Upon exercise of a non-qualified stock option, the option holder must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and the Corporation generally will be entitled at that time to an income tax deduction for the same amount. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and the Corporation will not be entitled to an income tax deduction. Upon exercise of an SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally deductible by the Corporation.

Disposition of Shares Acquired Upon Exercise of Options and SARs

The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to the Corporation in connection with the disposition of shares acquired under an option or SAR, except that the Corporation may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Internal Revenue Code have been satisfied.

Awards Other than Options and SARs

As to other awards granted under the 2009 Stock Incentive Plan that are payable either in cash or shares of our common stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (a) the amount of cash received or, as applicable, (b) the excess of the (i) fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. The Corporation generally will be entitled at that time to an income tax deduction for the same amount.

As to an award that is payable in shares of our common stock that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made by the holder of the award pursuant to the Internal Revenue Code, the holder must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award. The Corporation generally will be entitled at that time to an income tax deduction for the same amount.

Income Tax Deduction

Subject to the usual rules concerning reasonable compensation, including the Corporation's obligation to withhold or otherwise collect certain income and payroll taxes, and assuming that, as expected, stock options, SARs and certain other performance awards paid under the 2009 Stock Incentive Plan are "qualified performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, the Corporation generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the Plan.

Special Rules

 Special rules may apply to individuals subject to Section 16 of the Securities Exchange Act of 1934. In particular, unless a special election is made by the holder of the award pursuant to the Internal Revenue Code, shares received through the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of the Corporation's income tax deduction will be determined as of the end of that period.

Plan Benefits

No awards have been granted to date under the 2009 Stock Incentive Plan.  The amounts and types of options and other awards that will be granted in the future under the 2009 Stock Incentive Plan are not determinable because the Stock Option Plan Administration Committee in its discretion will make such determinations.

On June 15, 2009, the closing price of LML’s common stock on The NASDAQ Stock Market was $0.69 per share.

PROPOSAL THREE – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Grant Thornton LLP of Vancouver, British Columbia, Canada, has been selected by our board of directors and Audit Committee to serve as our independent auditors for the fiscal year ending March 31, 2010.  Grant Thornton LLP was appointed by our Audit Committee to serve as our independent auditors effective July 12, 2004.  It is proposed that the remuneration to be paid to the independent auditors be fixed by our Audit Committee.

During the two most recent fiscal years there were no disagreements between us and Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement or disagreements, if not resolved to the satisfaction of the independent auditors, would have caused it to make reference to the subject matter of the disagreement or disagreements in connection with its report on the financial statements for such years.

All services provided by Grant Thornton LLP in the fiscal year ended March 31, 2009 have been reviewed with our Audit Committee to confirm that the performance of such services is consistent with the regulatory requirements for auditor independence.

A representative of Grant Thornton LLP is not expected to be present at our annual and special meeting, nor is a representative of Grant Thornton LLP expected to make a statement.  In the event that a representative of Grant Thornton LLP is present at our annual and special meeting, such representative or representatives will have an opportunity to make a statement if such representative or representatives so desire, and will be available to respond to appropriate questions by shareholders. The affirmative vote of a majority of the common shares represented in person or by proxy at our annual and special meeting is required to approve this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2010.

AUDIT FEES

As at May 31, 2009, Grant Thornton LLP had billed our corporation aggregate fees of CDN$218,400 for: professional services rendered for the audit of our annual financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009; the audit of our corporation’s internal control over financial reporting; and the attestation of management’s report on the effectiveness of internal control over financial reporting.  In addition, for the review of our financial statements included in our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2008, September 30, 2008, and December 31, 2008, the aggregate fees billed by Grant Thornton LLP were CDN$47,250.

As at May 31, 2008, Grant Thornton LLP had billed our corporation aggregate fees of CDN$215,500 for: professional services rendered for the audit of our annual financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2008; the audit of our corporation’s internal control over financial reporting; and the attestation of management’s report on the effectiveness of internal control over financial reporting.  In addition, for the review of our financial statements included in our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2007, September 30, 2007, and December 31, 2007, the aggregate fees billed by Grant Thornton LLP were CDN$50,000.

AUDIT-RELATED FEES

During the fiscal years ended March 31, 2008 and 2009, there were no audit-related fees billed to our corporation by Grant Thornton LLP which are not otherwise reported under the caption “Audit Fees” above.  “Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our corporation’s financial statements.

TAX FEES

During the fiscal years ended March 31, 2009 and 2008, we did not engage Grant Thornton LLP to provide us with any services related to tax compliance, tax advice or tax planning.

ALL OTHER FEES

During the fiscal year ended March 31, 2009, the aggregate fees billed for services by Grant Thornton LLP that did not constitute audit fees, audit-related fees or tax fees were CDN$10,185.  Included in the these fees is (i) CDN$7,350 related primarily to the provision of consent with respect to the use through incorporation by reference of the audit report regarding the audit of our financial statements for the fiscal year ended March 31, 2008 in the registration statement on Form S-3  relating to the offering of 4,000,000 common shares and 400,000 warrants of the Corporation filed by the Corporation under the Securities Act of 1933, and (ii) CDN$2,835 related primarily to consultation with respect to the Corporation’s response to certain correspondence received from the British Columbia Securities Commission during the fourth quarter of fiscal 2009.

During the fiscal year ended March 31, 2008, the aggregate fees billed for services by Grant Thornton LLP that did not constitute audit fees, audit-related fees or tax fees were CDN$58,000.  These fees related primarily to consultation with respect to the accounting and disclosure treatment of the Corporation’s acquisition of Beanstream Internet Commerce Inc.

PRE-APPROVAL POLICIES OF AUDIT COMMITTEE

Our Audit Committee has adopted a policy governing the pre-approval by the Audit Committee of all services, audit and non-audit, to be provided to the Corporation by its independent auditors.  Under the policy, the Audit Committee has pre-approved the provision by the Corporation’s independent auditors of specific audit, audit-related, tax and other non-audit services as being consistent with auditor independence.  Requests or applications to provide services that require the specific pre-approval of the Audit Committee must be submitted to the Audit Committee by the independent auditors, and the independent auditors must advise the Audit Committee as to whether, in the independent auditor’s view, the request or application is consistent with the Securities and Exchange Commission’s rules on auditor independence.  The Audit Committee may delegate either type of pre-approval authority to one or more of its members, and has currently delegated such authority to the chairman of the Audit Committee.  All audit and non-audit services performed by our independent auditors during the fiscal years ended March 31, 2009 and March 31, 2008 were pre-approved in accordance with this policy.

INCLUSION OF FUTURE SHAREHOLDER PROPOSALS IN PROXY MATERIALS

All proposals of shareholders intended to be included in our proxy statement and form of proxy relating to our annual meeting of shareholders for the year ending March 31, 2010 (the "2010 Annual Meeting") must be received by our corporation no later than March 8, 2010 (assuming that the 2010 Annual Meeting is held on a date that is within 30 days from the anniversary date of our annual and special meeting of shareholders to be held on August 6, 2009).  All such proposals must comply with the requirements of Rule 14a-8 of Regulation 14A of the Securities Exchange Act of 1934 and Section 138 of the Business Corporations Act (Yukon), both of which set forth specific requirements and limitations applicable to nominations and proposals at annual meetings of shareholders.

For any shareholder proposal that is not submitted for inclusion in our proxy statement and form of proxy relating to the 2010 Annual Meeting pursuant to the processes of Rule 14a-8 of the Securities Exchange Act of 1934 or any proposal that is submitted under Section 138 of the Business Corporations Act (Yukon), notice of such proposal must be received by our corporation no later than May 24, 2010 (assuming that the 2010 Annual Meeting is held on a date that is within 30 days from the anniversary date of our annual and special meeting of shareholders to be held on August 6, 2009); otherwise, we may exercise, pursuant to Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, discretionary voting authority under proxies we solicit for the 2010 Annual Meeting.

All shareholder proposals, notices and requests should be made in writing and sent via registered, certified or express mail, to our corporation at Suite 1680, 1140 West Pender Street, Vancouver, British Columbia V6E 4G1 Attention:  Carolyn Gaines, Corporate Secretary.

With respect to business to be brought before the annual and special meeting to be held on August 6, 2009, we have not received any notices from shareholders that we were required to include in this proxy statement.

“HOUSEHOLDING” OF PROXY MATERIAL

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for a proxy statement, an annual report to shareholders and a Notice of Internet Availability of Proxy Materials, as applicable, with respect to two or more shareholders sharing the same address by delivering a single copy of those documents addressed to those shareholders.  This process, which is commonly referred to as “householding”, potentially means extra conveniences for security holders and cost savings for companies.

This year, a number of brokers with accountholders who are shareholders of our corporation will be “householding” our proxy materials.  As indicated in the notice previously provided by these brokers to shareholders of our corporation, a single proxy statement, a single annual report to shareholders and, if applicable, a single Notice of Internet Availability of Proxy Materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder.  Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.  If at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, a separate annual report to shareholders and/or, if applicable, a separate Notice of Internet Availability of Proxy Materials, please notify your broker, or call us at 604-689-4440 or write to us at LML Payment Systems Inc., Suite 1680, 1140 West Pender Street, Vancouver, British Columbia, Canada, V6E 4G1, Attn: Corporate Secretary.  We will deliver promptly upon written or oral request a separate copy of the proxy statement, a separate annual report to shareholders and/or a separate Notice of Internet Availability of Proxy Materials, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered.

Shareholders who currently receive multiple copies of the proxy statement, a separate annual report to shareholders and/or, if applicable, a separate Notice of Internet Availability of Proxy Materials, at their address and would like to request “householding” of their communications should contact their broker.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as described under the heading “Executive Compensation”, since the beginning of the fiscal year ended March 31, 2008, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for our last two completed fiscal years, and in which, to our knowledge, any of the following persons had, or will have, a direct or indirect material interest: any director or executive officer of our corporation; any nominee for election as a director of our corporation; any beneficial owner of more than five percent of the outstanding shares of our common stock; or any member of the immediate family of any of the foregoing persons.

All transactions with related persons are reviewed, approved and ratified by the Audit Committee of our board of directors.  The Audit Committee is in the process of adopting a written policy with respect to the review, approval and ratification of transactions with related persons.

ANNUAL REPORT AND FINANCIAL STATEMENTS

Attention is directed to the financial statements contained in our Annual Report to Shareholders on Form 10-K for the year ended March 31, 2009.  A copy of the Annual Report to Shareholders on Form 10-K has been sent, or is concurrently being sent, to all shareholders of record as of June 30, 2009.

AVAILABILITY OF FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2009, which has been filed with the Securities and Exchange Commission, including the financial statements, but without exhibits, is available on our website at www.lmlpayment.com by clicking on “investor relations” and will be provided without charge to any shareholder or beneficial owner of our common shares upon written request to Carolyn L. Gaines, Corporate Secretary, LML Payment Systems Inc., Suite 1680 - 1140 West Pender Street, Vancouver, British Columbia V6E 4G1.

REGISTRAR AND TRANSFER AGENT

Our registrar and transfer agent is Computershare Investor Services Inc., 6th Floor, 530 - 8th Avenue, S.W., Calgary, Alberta, Canada, T2P 3S8 (facsimile (403) 267-6529).

SUBMITTING A PROXY VIA THE INTERNET OR BY TELEPHONE

For Shares Directly Registered in the Name of the Shareholder

Shareholders with shares registered directly with Computershare Investor Services Inc. may submit a proxy to vote those shares telephonically or via the Internet by following the instructions on the proxy card that they receive.

For Shares Registered in the Name of a Broker or a Bank

A number of brokers and banks are participating in a program provided through Broadridge U.S. and Broadridge Canada that offers telephone and Internet voting options.  This program is different from the program provided by Computershare for shares registered directly in the name of shareholders.  If your shares are held in an account with a broker or a bank participating in the Broadridge Solutions program, you may provide voting instructions to the broker or bank holding your shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at Broadridge Solutions’ website (www.proxyvote.com).

OTHER MATTERS TO COME BEFORE THE MEETING

In addition to the matters to be voted upon by the shareholders of our common shares, we will receive and consider both the Report of the Board of Directors to the Shareholders, and the financial statements of our corporation for the years ended March 31, 2009, March 31, 2008 and March 31, 2007, together with the auditors report thereon. These matters do not require shareholder approval, and therefore shareholders will not be required to vote upon these matters.

Except for the above-noted matters, our board of directors does not intend to bring any other matters before the meeting and does not know of any matters that will be brought before the meeting by others.  If other matters properly come before the meeting, it is the intention of the persons named in the solicited proxy to vote the proxy on such matters in accordance with their good judgment.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  THEREFORE, SHAREHOLDERS ARE URGED TO MARK, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY.

By Order of the Board of Directors: /s/ Patrick H. Gaines
Patrick H. Gaines
Chief Executive Officer
Dated: July 6, 2009

Appendix A

LML PAYMENT SYSTEMS INC.

2009 STOCK INCENTIVE PLAN

Purposes of the Plan.  The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business.

Definitions.  As used herein, the following definitions shall apply:

“Administrator” means the Board or any of the Committees appointed to administer the Plan.

“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

“Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

“Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Performance Unit, Performance Share, or other right or benefit under the Plan.

“Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

“Beneficial Owner” means a “beneficial owner” as such term is used in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the board of directors of the Company.

“Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s:  (i) refusal or failure to act in accordance with any specific, lawful direction or order of the Company or a Related Entity; (ii) unfitness or unavailability for service or unsatisfactory performance (other than as a result of Disability); (iii) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (iv) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (v) commission of a crime involving moral turpitude, dishonesty, breach of trust, or physical or emotional harm to any Person.  At least 30 days prior to the termination of the Grantee’s Continuous Service pursuant to (i) or (ii) above, the Administrator shall provide the Grantee with notice of the Company’s or such Related Entity’s intent to terminate, the reason therefor, and an opportunity for the Grantee to cure such defects in his or her service to the Company’s or such Related Entity’s satisfaction.  During this 30 day (or longer) period, no Award issued to the Grantee under the Plan may be exercised or purchased.

“Change in Control” means, with respect to any Award, the occurrence at any time after the date of grant of such Award of a change in the ownership or control of the Company effected through either of the following transactions:

the direct or indirect acquisition by any Person or related group of Persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a Person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of Beneficial Ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding Voting Stock pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Committee” means any committee appointed by the Board to administer the Plan.

“Common Stock” means the common stock of the Company.

“Company” means LML Payment Systems Inc., a Yukon corporation.

“Consultant” means any Person (other than an Employee or, solely with respect to rendering services in such Person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

“Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

“Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated.  Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers between locations of the Company or among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement).  An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.  For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

“Corporate Transaction” means any of the following transactions:

a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is organized;

the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations) in connection with the complete liquidation or dissolution of the Company; or

any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding Voting Stock are transferred to a Person or Persons different from those who held such securities immediately prior to such merger.

“Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

“Director” means a member of the Board or the board of directors of any Related Entity.

“Disability” shall have the meaning given it or any similar term in any then-effective written agreement between the Grantee and the Company or any Related Entity; provided, however, that if Grantee has no such written agreement or if such written agreement does not specify the meaning of such term, then “Disability” shall mean total and permanent disability as defined in Section 22(e)(3) of the Code.  Notwithstanding the foregoing, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Disability” for purposes of such Award shall be the definition of “disability” provided for under Section 409A(a)(2)(C) of the Code and the regulations or other guidance issued thereunder.  A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

“Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

“Employee” means any Person, including an Officer or Director, who is an employee of the Company or any Related Entity.  The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

“Exchange Act” means the U.S.  Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

If the Common Stock is listed on any national securities exchange (including without limitation any market tier of the NASDAQ Stock Market) or quoted on a national market system, then the Fair Market Value shall be the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the national securities exchange or national market system determined by the Administrator to be the primary market for the Common Stock;

If the Common Stock is not listed on any national securities exchange or quoted on a national market system, but is regularly quoted by a recognized securities dealer (whose selling prices are not reported), its Fair Market Value shall be the average of the closing bid and asked prices of a Share for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

Notwithstanding the foregoing, in the event an Award issued under the Plan may be subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with or exempt such Award from the requirements of Section 409A of the Code, the definition of “Fair Market Value” for purposes of such Award shall be the value determined based on the applicable method or methods prescribed in Treasury Regulations Section 1.409A-1(b)(5)(iv) for purposes of 409A of the Code and the regulations or other guidance issued thereunder.

“Grantee” means an Employee, Director or Consultant who receives an Award pursuant to an Award Agreement under the Plan.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Officer” means a Person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Performance - Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

“Performance Shares” means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of performance or other criteria established by the Administrator.

“Performance Units” means an Award which may be earned in whole or in part upon attainment of performance or other criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, or any other entity.

“Plan” means this 2009 Stock Incentive Plan.

“Related Entity” means any Parent, Subsidiary and any Person in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

“Related Entity Disposition” means the sale, distribution or other disposition by the Company of all or substantially all of the Company’s interests in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity.

“Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

“SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

“Share” means a share of the Common Stock.

“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

“Voting Stock” means those classes of capital stock of the Company normally entitled to vote for the election of directors of the Company.

Stock Subject to the Plan.

Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 6,000,000 Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

Any Shares covered by an Award (or portion of an Award) which is forfeited or cancelled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan.  If any unissued Shares are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding taxes due with respect to such Award, such retained Shares subject to such Award shall become available for future issuance under the Plan (unless the Plan has terminated).  Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

Administration of the Plan.

Plan Administrator.

Administration with Respect to Directors and Officers.  With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3, if applicable.  Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

Administration With Respect to Consultants and Other Employees.  With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws.  Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.  The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

Administration With Respect to Covered Employees.  Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation.  In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

Administration Errors.  In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

Powers of the Administrator.  Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

to determine whether and to what extent Awards are granted hereunder;

to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

to approve forms of Award Agreements for use under the Plan;

to determine the terms and conditions of any Award granted hereunder;

to amend the terms of any outstanding Award granted under the Plan, including a reduction in the exercise price (or base amount on which appreciation is measured) of any Award to reflect a reduction in the Fair Market Value of the Common Stock since the grant date of the Award, provided that (A) any reduction in the exercise price shall be limited to the Fair Market Value of the Common Stock at the time of the reduction and (ii) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent;

the Administrator shall have the right to suspend the right of a Grantee to exercise all or part of an Option for any reason that the Administrator considers in the best interest of the Company;

to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

Effect of Administrator’s Decision.  All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all Persons.

Eligibility.  Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.  Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary.  An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards.  Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

Terms and Conditions of Awards.

Type of Awards.  The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, a SAR or similar right with a fixed price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares.  Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

Designation of Award.  Each Award shall be designated in the Award Agreement.  In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option.  However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation,  shall be treated as Non-Qualified Stock Options.  For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

Conditions of Award.  Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria.  The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measures of performance selected by the Administrator.  Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

Acquisitions and Other Transactions.  The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding Awards or obligations to grant future Awards in connection with the Company or a Related Entity acquiring another Person, an interest in another Person or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

Award Exchange Programs.  The Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as determined by the Administrator from time to time.

Separate Programs.  The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

Individual Option and SAR Limit.  The maximum number of Shares with respect to which Options and SARs may be granted to any Employee in any fiscal year of the Company shall be 500,000 Shares.  The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.  To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to an Employee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Employee.  For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

Term of Award.  The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof.  However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

Transferability of Awards.  Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee’s Incentive Stock Option in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.  Other Awards shall be transferable to the extent provided in the Award Agreement.

Time of Granting Awards.  The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator.  Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

Intent.  It is the Company's intent that Non-Qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code or any successor thereto, that neither any Non-Qualified Stock Option, any Incentive Stock Option nor any Award be treated as a payment of deferred compensation for the purposes of Section 409A of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such non-qualification, the Option represented thereby shall be regarded as a Non-Qualified Stock Option duly granted under the Plan, provided that such stock option otherwise meets the Plan's requirements for Non-Qualified Stock Options.

Award Exercise or Purchase Price, Consideration, Taxes and Reload Options.

Exercise or Purchase Price.  The exercise or purchase price, if any, for an Award shall be as follows:

In the case of an Incentive Stock Option:

granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant unless otherwise determined by the Administrator.

In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

In the case of other Awards, such price as is determined by the Administrator.

Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the principles of Section 424(a) of the Code.

Consideration.  Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant).  In  addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

cash;

money order;

bank draft;

cashier’s check;

wire transfer;

surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator); or

any combination of the foregoing methods of payment.

Taxes.  No Shares shall be delivered under the Plan to any Grantee or other Person until such Grantee or other Person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option.  Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

Reload Options.  In the event the exercise price or tax withholding of an Option is satisfied by the Company or the Grantee’s employer withholding Shares otherwise deliverable to the Grantee, the Administrator may issue the Grantee an additional Option, with terms identical to the Award Agreement under which the Option was exercised, but at an exercise price as determined by the Administrator in accordance with the Plan.

Exercise of Award.

Procedure for Exercise; Rights as a Stockholder.

Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the Person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised.  Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award.  The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10, below.

Exercise of Award Following Termination of Continuous Service.

An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

Buyout Provisions.  The Administrator may at any time offer to buy out for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Grantee at the time that such offer is made.

Conditions Upon Issuance of Shares.

Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Award, the Company may require the Person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

Adjustments Upon Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive.  Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

Corporate Transactions/Changes in Control/Related Entity Dispositions.  Except as may be provided in an Award Agreement:

The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction, Change in Control or Related Entity Disposition or at the time of an actual Corporate Transaction, Change in Control or Related Entity Disposition and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction, Change in Control or Related Entity Disposition, on such terms and conditions as the Administrator may specify.  The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction, Change in Control or Related Entity Disposition.  The Administrator may provide that any Awards so vested or released from such limitations in connection with a Change in Control or Related Entity Disposition, shall remain fully exercisable until the expiration or sooner termination of the Award.  Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate unless assumed by the successor company or its parent.

The portion of any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction, Change in Control or Related Entity Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded.  To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

Effective Date and Term of Plan.  The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company.  It shall continue in effect for a term of ten (10) years unless sooner terminated.  Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

Amendment, Suspension or Termination of the Plan.

The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

No Award may be granted during any suspension of the Plan or after termination of the Plan.

Any amendment, suspension or termination of the Plan (including termination of the Plan under Section 13(a), above) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

Reservation of Shares.

The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

No Effect on Terms of Employment/Consulting Relationship.  The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the Company’s right to terminate the Grantee’s Continuous Service at any time, with or without cause.

No Effect on Retirement and Other Benefit Plans.  Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation.  The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

Stockholder Approval. The Plan shall be subject to the Plan’s approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Company’s board of directors.  Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.  The Administrator may grant Awards under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Award shall be exercisable.  In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Awards previously granted under the Plan shall be cancelled and of no force or effect.

Computershare
9th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com

000001
Sam Sample
123 Samples Street	Security Class:COMMON-NEW
Sampletown SS X9X X9X
Holder Account Number

C9999999999 I N D

Form of Proxy - Annual and Special Meeting to be held on August 6, 2009

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1.
Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse)

2.
If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3.	This proxy should be signed in the exact manner as the name appears on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.
The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6.
The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.	This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting.

8.	This proxy should be read in conjunction with the accompanying documentation provided by Management.

9.
Important Notice Regarding the Availability of Proxy Materials for the Annual and Special Meeting of Shareholders to be Held on August 6, 2009:  This Notice and Proxy Statement and the Corporation’s 2009 Annual Report are available electronically at https://materials.proxyvote.com/50208p.

Proxies submitted must be received by 10:00 am, Pacific Time, on Wednesday, August 5, 2009.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone	To Vote Using the Internet	To |Receive Documents Electronically

Call the number listed BELOW from a touch-tone telephone	Got o the following web site:	You can enrol to receive future securityholder communications electronically by visiting www.computershare.com - click ‘Enrol for e-delivery under the Shareholder Services menu.
1-866-732-VOTE (8683) Toll Free	www.investorvote.com

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER, HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below.

CONTROL NUMBER	014249	HOLDER ACCOUNT NUMBER	C9999999999	ACCESS NUMBER	99999

Appointment of Proxyholder

I/We, being holder(s) of LML Payment Systems Inc. hereby appoint: Patrick H. Gaines, or failing him, Greg A. MacRae	or	Enter the name of the person you are appointing if this person is someone other than the foregoing.

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual and Special Meeting of LML Payment Systems Inc. to be held at offices of Clark Wilson LLP, Suite 800, 885 West Georgia Street, Vancouver, British Columbia, on August 6, 2009, at 10:00 a.m local time and at any adjournment thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES

1. Election of Directors
	For	Withhold		For	Withhold		For	Withhold
01. Patrick H. Gaines	□	□	02. Greg A. MacRae	□	□	03. Jacqueline Pace	□	□

04. David C. Cooke	□	□

	For	Against	Abstain
2.Ratification of the Appointment of Auditors
To ratify the appointment of Grant Thornton LLP as independent auditors of the Corporation for the ensuing year and authorizing the Directors to fix their remuneration.	□	□	□

	For	Against	Abstain
3.2009 Stock Incentive Plan
To approve a ordinary resolution to adopt a 2009 Stock Incentive Plan for the Corporation pursuant to which the Corporation can grant to its eligible employees, officers, directors and consultants stock options and other stock-based awards to purchase or receive up to 6,000,000 common shares in the capital of the Corporation on the terms and conditions as described in  the accompanying proxy statement.
	□	□	□

Authorized Signature(s) - This section must be completed- for your instructions to be executed.		Signature	Date

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.
Mm/dd/yy

Interim Financial Statements		Annual Report
Mark this box if you would like to receive interim financial statements and accompanying Management’s Discussion and Analysis by mail.	□	Mark this box if you would NOT like to receive the Annual Report and accompanying Management’s Discussion and Analysis by mail	□

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.